EXHIBIT 10.1

AGREEMENT FOR PURCHASE AND

SALE OF REAL ESTATE

(Bristol Village Apartment Homes, Aurora, Colorado)

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE (the “Agreement”) is made and entered into as of this 7th day of October, 2016 (the “Effective Date”) by and between Bristol Village Apartments, LLC, a Delaware limited liability company (“Seller”), and Steadfast Asset Holdings, Inc., a California corporation, and its successor or assign as expressly permitted hereunder (“Buyer”) (Buyer and Seller are referred to collectively as the “Parties” and individually as a “Party”), with reference to the following:

A.    Buyer desires to purchase from Seller, and Seller is prepared to sell to Buyer, the Property (as hereinafter defined) upon the terms and conditions set forth in this Agreement.

B.    Subject to the terms and conditions of this Agreement, Seller shall sell, convey and assign to Buyer with no representation or warranty of any kind or nature whatsoever except as otherwise specifically provided herein, and Buyer shall purchase that certain real property located at 17201 E. Walsh Way, Aurora, Colorado 80017, and commonly known as the “Bristol Village Apartment Homes,” as more particularly described on Exhibit “A” attached hereto (the “Real Property”), together with all of Seller’s right, title, and interest in, to and under the following described property (which, together with the Real Property, is hereinafter individually and collectively referred to as the “Property”):

1.    All rights, privileges, easements and rights of way appurtenant to the Real Property, subject to the Permitted Exceptions (as hereinafter defined) but otherwise including, without limitation, all use, occupancy and development rights, air rights, water rights, and mineral, oil and gas and other subsurface rights, subject only to the Permitted Exceptions (collectively, the “Appurtenances”);

2.    The personal property owned by Seller which is located on and used in connection with Seller’s business operations on the Real Property as of the Closing Date (as hereinafter defined), which personal property in existence as of the Effective Date is listed on Exhibit “B” attached hereto and which personal property list shall be subject to modification for normal wear and tear and ordinary usage in the ordinary course of Seller’s business operations on the Property prior to the Closing (as hereinafter defined) but subject to the specific limitations herein (collectively, the “Personal Property”); all improvements and fixtures currently and as of the Closing Date, located on the Real Property, including, without limitation, two hundred forty (240) apartment units plus amenities, all other buildings and structures currently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy thereof, such as heating and air conditioning and mechanical systems and facilities used to provide any utility or fire safety services, parking services, refrigeration, ventilation, trash disposal, recreation or other services thereto (collectively, the “Improvements”);

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3.    All Assumed Service Contracts (as hereinafter defined in Subsection 2.5.2), and to the extent such are assignable at no additional cost or expense to Seller, all utility contracts, permits, licenses and approvals (governmental or otherwise), certificates of occupancy, all non-proprietary intangible personal property, if any, owned by Seller, including, without limitation, trade names (including the name “Bristol Village Apartment Homes”), all related logos, the telephone and fax numbers used by the management office of the Property, the internet domain name www.livebristolvillage.com and rights to the content thereof, and any warranties, reports, surveys, plans and specifications and other architectural and engineering drawings for the Improvements, used in connection with or primarily related to the Real Property, the Appurtenances or the Improvements (collectively, the “Intangible Property”); and

4.    All leases for tenants of the apartment units and other leases or agreements (excluding any Assumed Service Contracts) with any persons or entities using or occupying the Real Property or the Improvements or any part thereof, including any amendments, exhibits, addenda and riders thereto, which lease agreements reflect a possessory interest in any portion of the Real Property or the Improvements on or after the Closing Date (as hereinafter defined) (collectively, the “Leases”), and the balance as of the Closing Date of all refundable security deposits under the Leases.

Included in the Property shall be any and all the foregoing items in which any affiliate of Seller has any right, title or interest, to the extent the same is used solely in connection with the Real Property unless otherwise expressly agreed to by Buyer; it being understood and agreed that Seller shall cause such affiliate to convey the same to Buyer at Closing.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

ARTICLE 1

DEPOSIT

1.1    Initial Deposit. Within two (2) business days following the mutual execution of this Agreement by Buyer and Seller, Buyer shall deliver to Fidelity National Title Insurance Company, 4643 South Ulster Street, Suite 500, Denver, CO 80237, Attention: Lindsey Mann (escrow) and Noreen Behringer (title) (“Escrow Agent” or “Title Insurer”) the sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) in the form of cash or cash equivalent (together with all interest accrued thereon, the “Initial Deposit”). The Initial Deposit shall be held in accordance with the terms of this Agreement and shall be applied as a credit to the Purchase Price due to Seller at the Closing.

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1.2    Second Deposit. In the event that Buyer does not elect to terminate on or prior to the Approval Date (as defined below), within two (2) business days after the Approval Date, Buyer shall deliver to Escrow Agent the additional sum of Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) in the form of cash or cash equivalent (together with all interest accrued thereon, the “Second Deposit” and, upon delivery of the Second Deposit, together with the Initial Deposit, the “Earnest Money Deposit”) and the transaction contemplated by this Agreement shall proceed in accordance with the terms hereof. In the event Buyer fails to timely deliver to Escrow Agent the Second Deposit when due, this Agreement shall immediately terminate. The Earnest Money Deposit shall be non-refundable to Buyer upon delivery to Escrow Agent except in the event that (i) Seller materially defaults under this Agreement, (ii) one or more of the conditions to Buyer’s obligations to close the purchase of the Property set forth in Article 4 of this Agreement is not satisfied or waived by Buyer in writing as provided therein, or (iii) Buyer is entitled to terminate this Agreement and receive a refund of the Earnest Money Deposit as expressly provided herein. The Earnest Money Deposit shall be held in accordance with the terms of this Agreement and shall be applied as a credit to the Purchase Price due to Seller at the Closing. The Escrow Agent shall deposit the Earnest Money Deposit in an interest-bearing account at a bank or other FDIC insured financial institution reasonably approved by Buyer. Upon execution of this Agreement, Buyer shall provide Escrow Agent Buyer’s federal tax identification number for reporting of any earnings on the Earnest Money Deposit.

1.3    Escrow Agent. Escrow Agent, by acceptance of any funds and/or documents deposited and/or delivered by Buyer or Seller hereunder, agrees to hold such funds and/or documents and disburse or deliver same only in accordance with the terms and conditions of this Agreement. If Escrow Agent is in doubt as to its duties or liabilities hereunder, it may continue to hold such funds and/or documents until the Parties mutually agree to the disbursement or delivery thereof, or until an order or judgment of a court of competent jurisdiction shall determine the rights of the Parties hereto. The Escrow Agent is a depository only and shall not be liable for any loss, damage or cost, including but not limited to attorneys’ fees and costs, which may be suffered by Seller and/or Buyer in connection with Escrow Agent’s action or inaction, except in the event that such loss, damage or cost was caused by Escrow Agent’s negligence or willful failure to perform its duties hereunder. In no circumstances shall the Escrow Agent be responsible or liable for the failure of any financial institution into which any funds deposited with Escrow Agent have been deposited, provided that any such fund deposit was not made in violation of the applicable provisions of this Agreement.

ARTICLE 2

PURCHASE PRICE, PAYMENT, CLOSING, INSPECTION, SURVEY AND TITLE

2.1    Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, subject to and in accordance with all of the terms, covenants and conditions set forth in this Agreement.

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2.2    Purchase Price. The total purchase price for the Property shall be Forty-Seven Million Four Hundred Thousand and No/100 Dollars ($47,400,000.00) Dollars (the “Purchase Price”), payable as set forth in Section 2.3 hereof.

2.3    Payment of Purchase Price. The Purchase Price shall be deposited in immediately available funds into escrow with Escrow Agent on or prior to 12:00 p.m. (EST) on the Closing Date (as hereinafter defined) to be disbursed to Seller on the Closing Date subject to adjustment for any prorations, credits and cost allocations set forth in this Agreement.

2.4    Closing.

2.4.1    The closing of the sale of the Property in accordance with the terms of this Agreement (the “Closing”) shall occur on or before, Thursday, November 3, 2016 (the “Scheduled Closing Date”), TIME BEING OF THE ESSENCE with respect to Buyer’s obligation to close on such date, and the date the Deed (as defined below) is actually delivered to Buyer in accordance with the terms of this Agreement shall be referred to as the “Closing Date”. Notwithstanding the foregoing, Buyer, at its sole discretion, shall have the right to extend the Scheduled Closing Date to a new date on or before Friday, November 18, 2016 (such new extended date shall hereinafter be referred to as the Scheduled Closing Date), TIME BEING OF THE ESSENCE with respect to Buyer’s obligation to close on such date, provided that on or before 1:00 p.m. (PST) on November 3, 2016 (i) Buyer delivers to Seller and Escrow Agent a written notice (“Closing Extension Notice”) of such election specifying the new extended Closing Date and (ii) Buyer deliver to Escrow Agent the additional sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) in the form of cash or cash equivalent (together with all interest accrued thereon, the “Third Deposit” and upon delivery of the Third Deposit, the term Earnest Money Deposit for purposes of this Agreement shall include the Third Deposit).

2.4.2    Such Closing shall take place via escrow deliveries of documents and funds to Escrow Agent, or such other place as shall be mutually agreed upon by the Parties hereto.
2.4.3    Seller shall deliver the following to the Escrow Agent not later than one (1) business day before the Scheduled Closing Date, to be held in escrow and delivered to Buyer upon the completion of the Closing, except for items (g), (h) and (j) which may, at Seller’s option, remain at the leasing office of the Property to be released to Buyer upon the completion of the Closing:

(a)    One (1) Special Warranty Deed (the “Deed”), duly executed by Seller and acknowledged (in the same form as that set forth in Exhibit “C” attached hereto);

(b)    One (1) Bill of Sale and Assignment (the “Bill of Sale”), duly executed by Seller, which conveys to Buyer all of Seller’s right, title and interest in and to all of the Personal Property, and to the extent such is assignable by Seller at no additional cost or expense to Seller, the Intangible Property. The Bill of Sale shall be in the same form as that set forth on Exhibit “D” attached hereto;

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(c)    Three (3) of the Assignment and Assumption of Leases (the “Assignment of Leases”) duly executed by Seller, which assigns to Buyer all of Seller’s right, title and interest in and to all Leases and all obligations related to any refundable security deposits (or portions thereof) which then or thereafter may be owing to tenants under the Leases, in the same form as set forth on Exhibit “E” attached hereto;

(d)    Three (3) of the Assignment and Assumption of Contracts (the “Assignment of Contracts”) duly executed by Seller, which assigns to Buyer all Assumed Service Contracts, in the same form as set forth on Exhibit “F” attached hereto;

(e)    One (1) Notice to the residential tenants of the Property informing them of the transfer of ownership of the Property and of Buyer’s future liability for any then remaining portion of their respective security deposits in the same form as that set forth on Exhibit “G” attached hereto (the “Notice to Tenants”);

(f)    An affidavit, in the form of Exhibit “H”, duly executed by Seller, (i) identifying Seller’s United States taxpayer identification number for federal income tax purposes; and (ii) confirming that Seller is not a “foreign person” or a “disregarded entity” within the meaning of Section 1445, et seq., of the Internal Revenue Code of 1986, as amended (the “FIRPTA Affidavit”);

(g)    Each of the Leases and the Assumed Service Contracts, in original form if available or otherwise a copy thereof;
(h)    The contents of each tenant file for current tenants of the Property;

(i)    One (1) updated Rent Roll prepared within three (3) business days prior to the Scheduled Closing Date (the “Updated Rent Roll”). The Updated Rent Roll may be delivered to the Escrow Agent via facsimile or other electronic means;

(j)    Any plans or specifications or drawings for the Property and all keys for the Property to the extent they are in the possession or control of Seller or its property manager (if applicable);

(k)    All notices or communications from any governmental agency or authority respecting a condition or conditions at the Property that remain uncured;

(l)    A closing statement conforming to the terms hereof executed by Seller; and

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(m)    All such other documents duly executed by Seller as may be reasonably necessary or desirable to consummate the transaction contemplated herein, including any certifications, statements or affidavits which may be reasonably required in connection with (i) obtaining the Title Policy (as hereinafter defined), and specifically including an affidavit(s) as to construction, debts, liens and parties in possession in the form customarily used by Escrow Agent, certified to Escrow Agent, identifying no construction, debts, liens or parties in possession (other than residential tenants disclosed to Buyer) that may affect the Property after the Closing Date and sufficient to remove any mechanics lien exception, and (ii) the determination of the transfer taxes applicable to the sale of the Property; provided, however, that such certifications, statements or affidavits are in Escrow Agent’s customary form and are reasonably acceptable to Seller.
2.4.4     Buyer shall deliver the following on or prior to the date which is one (1) business day prior to the Scheduled Closing Date to Escrow Agent to be held in escrow and disbursed or delivered to Seller at Closing (except as otherwise noted herein):

(a)    The balance of the Purchase Price, which will be paid as and when set forth in Section 2.3 above;

(b)    Three (3) of the Assignment of Leases, duly executed by Buyer;

(c)    Three (3) of the Assignment of Contracts, duly executed by Buyer;

(d)    One (1) Notice to Tenants, duly executed by Buyer (copies of each of which shall be delivered by Buyer to each Tenant not later than the first (1) business day following the Closing Date);

(e)    A closing statement conforming to the terms hereof executed by Buyer; and

(f)    All such other documents duly executed by Buyer as may be reasonably necessary or desirable to consummate the transaction contemplated herein, including any certifications, statements or affidavits which may be reasonably required in connection with (i) obtaining the Title Policy, and (ii) the determination of the transfer taxes applicable to the sale of the Property provided, however, that such certifications, statements or affidavits are in Escrow Agent’s customary form and are reasonably acceptable to Buyer.

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2.5    Inspection and Due Diligence.

2.5.1    If Seller has not previously delivered or made available to Buyer the following, then not later than the date which is two (2) days after the Effective Date (the “Delivery Date”), Seller shall deliver to Buyer, to the extent in Seller’s or its property management agent’s possession or control, copies of the documents and records regarding the Property set forth on Exhibit “I” attached hereto, except for those items which will be made available to Buyer at the Property as expressly set forth on Exhibit “I” (collectively with those items previously delivered or made available, the “Property Materials”). The Property Materials are delivered or made available to Buyer to facilitate Buyer’s Physical Inspections and Other Investigations (as such terms are hereafter defined) of the Property, and except as otherwise specifically provided in this Agreement, Seller makes no representations or warranties of any kind or nature whatsoever regarding the accuracy, completeness or thoroughness of such Property Materials.
2.5.2    Subject to the terms hereof, Buyer shall notify Seller in writing on or prior to the Approval Date of the Service Contracts listed on Exhibit “J” attached hereto (collectively, the “Service Contracts”) which Buyer elects in its discretion to assume in connection with its purchase of the Property (the “Assumed Service Contracts”); provided, however, that Buyer shall be deemed to have elected to assume any Service Contract which cannot be terminated by Seller without the payment of a fee (unless Buyer elects in its sole discretion to pay any applicable termination costs or expenses). Promptly following receipt of such election, Seller shall terminate, or initiate the termination of, all Service Contracts which Buyer has elected not to assume and which Buyer has not been deemed to have elected to assume hereunder, which terminations and any and all right of entry to the Property thereunder shall be effective as of the Closing Date. Seller shall cooperate with Buyer, both before and after the Closing Date, to obtain any approvals or consents required to assign any Service Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required. If Seller fails to timely send any such request for approval or consent, Buyer may do so in Seller’s name. Seller’s obligations under this Section to cooperate with Buyer to obtain any such approvals or consents required to assign any Service Contracts to Buyer shall survive the Closing for a period of thirty (30) days.

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2.5.3    The period from the Effective Date until 5:00 p.m. (PST) October 14, 2016 shall be the “Due Diligence Period”. Buyer shall have from the Effective Date until the expiration of the Due Diligence Period (and, if this Agreement has not been terminated, at Buyer’s lender’s reasonable request, thereafter until the Closing Date), to inspect the Property and, subject to the limitations expressly set forth herein, to make any other investigations, tests or examinations as Buyer may elect in order to evaluate the Property and Buyer’s contemplated acquisition thereof. Subject to the rights of tenants in possession, Buyer and its agents, employees and contractors shall be afforded complete access to the Property during normal business hours, following at least twenty-four (24) hours prior email notice to Seller (except for occupied residential units with respect to which Buyer shall give forty-eight (48) hours prior email notice), for the purpose of making such inspections and investigations which Buyer elects with respect to the physical condition of the Property, including, without limitation, soils and compaction studies, engineering and geotechnical studies, Americans with Disabilities Act (“ADA”) compliance studies, OSHA compliance studies, inspections to confirm compliance with any state or local laws or ordinances related to public health and safety issues (including any applicable water conservation, seismic or smoke detector and sprinkler requirements), seismic tests, environmental studies (including, without limitation, surface and subsurface tests, borings, samplings and measurements) and a survey of the Property (collectively, the “Physical Inspections”). Any destructive or invasive testing or investigation related to the Physical Inspections (except for such tests as may be required as part of a Phase I environmental audit) shall require the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion; provided that Buyer, in seeking such consent, shall describe in reasonable detail the nature of any destructive testing or investigations that are contemplated. In the event that Seller has consented to any invasive or destructive testing or investigation of the Property (the “Invasive Testing”), Buyer shall be solely responsible for damage caused by such Invasive Testing. Buyer shall, at its sole cost and expense, promptly restore any physical damage or alteration of the physical condition of the Property which results from any Physical Inspections conducted by or on behalf of Buyer to substantially the same condition existing immediately prior to Buyer’s exercise of its rights pursuant to this Paragraph, except that Buyer shall have no obligation to restore the Property to address any existing issue or condition (a) discovered, but not caused by, Buyer or (b) that is not caused by Buyer or its consultants. Seller will have the right to have a representative of Seller accompany Buyer and Buyer’s representatives, agents, or assignees while they are on the Property. Prior to conducting any inspections or tests on the Property, Buyer or Buyer’s third party consultants shall be required to maintain (a) commercial public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $2,000,000.00 (except for Buyer’s surveyor, for which this limit shall be $1,000,000) for injury or death to more than one person and $300,000.00 with respect to property damage, by water or otherwise, and (b) worker’s compensation insurance for all of their respective employees in accordance with the laws of the State of Colorado. With respect to public liability insurance, (i) Seller shall be named as an additional insured regarding the activities to be conducted by Buyer or Buyer’s consultants in connection with the Physical Inspections and (ii) such policy shall be issued by a carrier licensed in Colorado. Buyer shall deliver proof of the insurance coverage required pursuant to this Agreement to Seller (in the form of a certificate of insurance) prior to Buyer’s or its consultants’ entry onto the Property. In addition to the Physical Inspections, during the Due Diligence Period and thereafter if this Agreement has not terminated, Buyer may conduct any

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feasibility studies, review of all of Seller and its property managers on-site books and records, and other investigations of the Property which it desires or which would be deemed reasonable and prudent in connection with the acquisition of the Property (the “Other Investigations”), which Other Investigations may include without limitation the Property’s compliance with all applicable laws, codes, ordinances and regulations which relate to the use, operation and occupancy of the Property, any permit, zoning, land use and related matters, any proposed impositions, assessments or governmental regulations which may affect or do affect the Property, and any financial and economic assessments related to the Property (including operational matters) and the market area. Buyer shall not unreasonably interfere with any tenant’s right to use or possession of the Property while conducting such Physical Inspections and Other Investigations of the Property and Buyer shall utilize its commercially reasonable efforts to schedule all of its inspections of the interior of each apartment unit at the same time. Seller shall reasonably cooperate with Buyer at no cost or liability to Seller in connection with such Physical Inspections and Other Investigations of the Property.

Buyer shall notify Seller in writing, at its sole and absolute discretion, for any reason or no reason whatsoever, as to whether it elects to terminate this Agreement on or prior to the expiration of the Due Diligence Period (the “Inspection Notice”). The date that Buyer’s service of the Inspection Notice is deemed complete in accordance with Section 7.1 hereof shall be referred to herein as the “Approval Date”, and in the event that the Approval Date occurs prior to the expiration of the Due Diligence Period, such Due Diligence Period shall be deemed to have expired on the Approval Date.
If Buyer does not terminate this Agreement in its Inspection Notice, then the transaction contemplated by this Agreement shall proceed in accordance with the terms hereof. If Buyer fails to timely deliver the Inspection Notice, or if Buyer’s Inspection Notice terminates this Agreement, this Agreement shall immediately terminate, in which event only Three Hundred Seventy-Five Thousand and No/100 Dollars ($375,000.00) of the Initial Deposit will be returned to Buyer and Seller shall be entitled to retain the balance of the Initial Deposit as liquidated damages, and the rights and obligations of the Parties hereunder, other than as otherwise expressly set forth in this Agreement, shall terminate.

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2.5.4    Buyer agrees to indemnify and hold Seller harmless from and against any and all damages, injury to property or people, claims, demands, liabilities, liens, judgments, costs and expenses including, without limitation, reasonable attorneys’ fees and disbursements, arising out of the conduct of Buyer, its employees, agents, contractors and consultants in conducting its Physical Inspections and Other Investigations of the Property, other than those occasioned by the mere discovery of an existing issue or condition (except to the extent, if at all, such condition was exacerbated due to the acts of Buyer or its consultants) or arising out of the negligence or willful misconduct of Seller. Such indemnification shall survive the termination of this Agreement, provided, however, that notwithstanding the foregoing any such indemnification shall survive the termination of this Agreement for a period of (i) eighteen (18) months with respect to any claim of Seller for physical damage to the Property or any other claim of Seller that is not attributable to a claim made by a third party unaffiliated with Seller, or (ii) the applicable statute of limitations plus three (3) months with respect to any claim of Seller relating to any claim made by a third party unaffiliated with Seller; and in each event, provided that notice is given identifying specific indemnity obligations during such period(s), in which case such survival period shall be extended until satisfaction of such obligations. In addition, Buyer shall keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Buyer or Buyer’s consultants or agents with respect to any Physical Inspections or Other Investigations. If any such lien at any time shall be filed, Buyer shall cause the same to be discharged of record within twenty (20) days after receipt of written notice thereof from Seller, but in no event later than the date of Closing (however, Buyer shall be entitled to elect to close subject to such lien), by satisfying the same or, if Buyer, in its discretion and in good faith determines that such lien should be contested, by recording a bond in amount and form required by applicable law to remove the lien from the Property or providing Seller with other security reasonably acceptable to Seller which under applicable law removes the lien from the Property. Failure by Buyer to discharge such lien in the manner and within the time period set forth above shall be a material breach of this Agreement and shall entitle Seller, at its option, to terminate this Agreement and to retain the Earnest Money Deposit as liquidated damages. The obligations of Buyer pursuant to this Subsection 2.5.4 related to liens shall survive the termination of this Agreement for one (1) year. Notwithstanding the foregoing, Buyer shall have no indemnification obligation or any other liability for, or remediation obligation with respect to, any condition, substances or materials at, on, under or about the Property that Buyer merely discovers (including, without limitation, hazardous materials).

2.6    Title and Survey Inspection. Seller has previously delivered or caused to be delivered to Buyer (i) a copy of a preliminary title report for title insurance for the Property dated not more than thirty (30) days prior, together with reasonably legible copies of all documents affecting title referenced therein (the “Title Report”), issued by Title Insurer and (ii) a copy of the most recent survey for the Property (the “Survey”) in Seller’s possession.

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2.6.1    On or prior to the expiration of the Due Diligence Period (the “Title Review Deadline”), Buyer shall notify Seller in writing of Buyer’s approval or disapproval of the state of title to the Property as reflected in the Title Report and the Survey (collectively, the “State of Title”). Any disapproval of any portion of the State of Title shall identify the objectionable matters set forth in the Title Report and/or the Survey. Failure to timely provide a notice of approval or disapproval of the State of Title as provided above shall be deemed approval thereof and a waiver by Buyer of any objection thereto. The term “Permitted Exceptions” shall be defined herein as all matters reflected in the Title Report and/or on the Survey that have been approved or deemed approved by Buyer in accordance with this Subsection 2.6.1 and Subsection 2.6.2 hereof, and those Objectionable Title Matters (as hereinafter defined) waived by Buyer pursuant to Subsection 2.6.3 hereof. The general exceptions contained in the Title Report, the lien of any current (i.e., not yet due and payable) real property taxes, the lien of supplemental real property taxes relating to the period after Closing and arising from the sale of the Property to Buyer, and the rights of parties in possession pursuant to the Leases (as residential tenants only with no right of purchase) shall be deemed approved by Buyer and shall constitute Permitted Exceptions.

2.6.2    In the event any additional title exceptions (each an “Additional Exception”) are reported or discovered by the Title Insurer or Buyer after the date of the Title Report, Buyer shall give Seller written notice of Buyer’s objection, if any, to such Additional Exception on or prior to the later of the Title Review Deadline or five (5) business days after receipt of written notice of any such Additional Exception, but in no event later than the then
Scheduled Closing Date. Buyer shall only be entitled to object to those Additional Exceptions that (a) were not caused, created or consented to in writing by Buyer, (b) were not previously reflected in the Title Report, and (c) were not reflected on the Survey. The failure of Buyer to give timely notice of objection to any Additional Exception which Buyer is entitled to object to within the aforesaid time period shall be deemed approval by Buyer of such Additional Exception and a waiver by Buyer of any objection thereto. Any Additional Exceptions which Buyer is not entitled to object to shall be deemed approved by Buyer.

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2.6.3    In the event that Buyer delivers to Seller an appropriate written notice of objection pursuant to and in accordance with Subsection 2.6.1 and/or Subsection 2.6.2 above (each such expressly disapproved matter identified in any such notice being referenced herein as an “Objectionable Title Matter”), Seller, in its sole discretion, within three (3) business days after receipt of Buyer’s notice of an Objectionable Title Matter (the “Cure Notice Period”), may advise Buyer in writing whether Seller will attempt to cure such Objectionable Title Matter. In the event that Seller elects to attempt to cure such Objectionable Title Matter, Seller shall have until the then Scheduled Closing Date to effectuate such cure; provided, however, if Seller elects to attempt to cure an Additional Exception, the Closing Date shall be automatically extended until Seller completes the cure, but in no event shall the extension exceed five (5) business days after the date for Closing set forth in Subsection 2.4.1 hereof, provided, however, notwithstanding the foregoing, in no event shall any such extension be beyond the date on which Purchaser will forfeit any rate lock or spread lock deposits, rate cap purchase fees or loan commitment. If Seller determines in its sole discretion that it will be unable to cure any Objectionable Title Matters which it elected to attempt to cure as provided above, Seller shall deliver written notice thereof to Buyer as soon as such determination is made but in no event later than the then Scheduled Closing Date (each a “Notice of Inability to Cure”).
In the event that Seller (a) advises Buyer in writing prior to the expiration of an applicable Cure Notice Period of its election not to cure an Objectionable Title Matter, (b) delivers a Notice of Inability to Cure to Buyer, or (c) fails to advise Buyer in writing prior to the expiration of an applicable Cure Notice Period that Seller will attempt to cure an Objectionable Title Matter, Buyer shall have the right, in Buyer’s sole and absolute discretion, to provide written notice to Seller (the applicable notice deadline below being referred to as the “Waiver Notice Period”), within five (5) business days after Buyer’s receipt of Seller’s Notice of Inability to Cure for clause (b) above, or within five (5) business days after the expiration of the applicable Cure Notice Period for clause (a) or (c) above, that Buyer elects to either (i) waive the uncured Objectionable Title Matters without any adjustment to the Purchase Price (in each instance, a “Title Waiver Notice”) and proceed with the Closing on the later to occur of the then Scheduled Closing Date or five (5) business days after the expiration of Buyer’s Waiver Notice Period, or (ii) terminate this Agreement in which event the Earnest Money Deposit will be returned to Buyer and the rights and obligations of the Parties hereunder shall terminate, except as otherwise expressly set forth in this Agreement; provided, however, with respect to any Notice of Inability to Cure, the same shall be considered a default by Seller and Buyer shall be entitled to its rights and remedies, if applicable, under Section 8.2. In the event that Buyer fails to deliver a termination notice or a Title Waiver Notice during an applicable Waiver Notice Period, Buyer shall be deemed to have delivered a Title Waiver Notice.

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2.6.4    Notwithstanding anything to the contrary in this Agreement, (a) Seller shall cause the Property to be conveyed to Buyer at the Closing free of all Monetary Liens (as defined below) or Seller shall bond, as applicable all Monetary Liens (other than liens described in subsection (i) hereof, which must be paid in full at or prior to Closing); and (b) no Monetary Liens (as defined below) shall be deemed to constitute Permitted Exceptions. For purposes of this Agreement, the term “Monetary Liens” means (i) deeds of trust, mortgages, collateral assignments of lease and rents placed on the Property by Seller and securing a promissory note or other monetary obligation or indebtedness of Seller, (ii) judgment liens against Seller affecting all or part of the Property and (iii) any mechanic’s or materialmen liens affecting the Property for work requested by Seller (as opposed to tenants); provided, however, that notwithstanding anything to the contrary in this Section, the term “Monetary Liens” shall not be deemed to include (a) liens for non-delinquent real property taxes and assessments affecting the Property; and (b) any deeds of trust, mortgages, liens, judgments or any other matters affecting title to the Property that arise or attach through Buyer. Additionally, Seller shall be obligated to cure any exceptions or encumbrances to title which are created by, under or through Seller after the date hereof without Buyer’s prior written consent.

2.7     Damage, Destruction or Condemnation. If, before legal title or possession of the Property has been transferred to Buyer, any portion of the Property is damaged or destroyed, Seller shall promptly notify Buyer in writing. If the portion of the Property so damaged or destroyed without fault of Buyer will cost more than Five Hundred Thousand and No/100 Dollars ($500,000.00) to restore as estimated by a licensed general contractor reasonably satisfactory to Buyer and Seller, then Buyer shall have the option to either (i) terminate this Agreement, in which event the rights and obligations of the Parties hereunder shall terminate except as otherwise expressly set forth in this Agreement, and Buyer shall be entitled to a return of the Earnest Money Deposit, or (ii) proceed with the purchase of the Property without any adjustment to the Purchase Price, in which latter case (A) Seller shall assign to Buyer any amounts due from, or pay to Buyer any amounts received from, Seller’s casualty insurance company as a result of the damage or destruction (excepting therefrom any amounts payable for lost rental or other income or items applicable to any period prior to the Closing), less the amount of all costs reasonably incurred by Seller in connection with the repair of such damage or destruction or collection costs of Seller respecting any uncollected insurance proceeds which Seller may be entitled to receive from such damage or destruction; and (B) Seller shall credit Buyer with the lesser of (x) an amount equal to the deductible payable by Seller under the applicable casualty insurance policy; or (y) an amount equal to the estimated cost of repair of such damage. In the event such damage will cost less than Five Hundred Thousand and No/100 Dollars ($500,000.00) to restore, then the transaction shall proceed in accordance with clause (ii) above. Seller represents and warrants to Buyer that Seller shall maintain its currently existing casualty insurance coverage on the Property until the Closing Date. In the event of any damage to the Property which is governed by this Section that occurs prior to the Closing, if necessary, the Scheduled Closing Date may be extended for a period of up to five (5) business days plus the period of time reasonably required for Seller to obtain the required estimate of the cost of repair of such damage.

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If, before legal title or possession of the Property has been transferred to Buyer, any portion of the Property becomes subject a proceeding or written notice thereof for taken by eminent domain by any governmental entity, Seller shall promptly notify Buyer in writing. If such proceeding affects a portion of the Property with a value in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) and/or any portion of the Property’s parking or access or the legal conforming status of the Property with applicable zoning laws, then Buyer shall have the option to either (a) terminate this Agreement, in which event the rights and obligations of the Parties hereunder shall terminate except as otherwise expressly set forth in this Agreement, and Buyer shall be entitled to a return of the Earnest Money Deposit, or (b) proceed with the purchase of the Property without any adjustment to the Purchase Price, in which latter case Seller shall assign to Buyer any amounts due from, or pay to Buyer any amounts received from, any governmental entity as a result of the taking (except to the extent any such awards or proceeds are attributable to lost rents or items applicable to any period prior to the Closing), less the amount of all costs reasonably incurred by Seller in connection with the collection costs of Seller respecting any awards or other proceeds for such taking by eminent domain or condemnation. In the event the portion of the Property which is taken has a value of equal to or less than Five Hundred Thousand and No/100 Dollars ($500,000.00) and does not affect any portion of the Property’s parking or access or the legal conforming status of the Property with applicable zoning laws, then the transaction shall proceed in accordance with clause (b) above.
2.8    Closing Costs.

2.8.1    Buyer’s Costs. Buyer will pay the following costs and expenses in connection with the transactions contemplated in this Agreement:

(i)    One-half of any escrow fees;

(ii)    All recording fees;

(iii)    The cost of any title insurance issued in connection with this transaction in excess of the cost of an ALTA Standard Coverage Owner’s Policy of Title Insurance for the Property with coverage in the amount of the Purchase Price and all endorsements requested by Buyer; and

(iv)    Any and all costs, fees and expenses of Buyer’s attorneys, advisors and consultants incurred in connection with the preparation, review and negotiation of this Agreement and the transactions and the Closing contemplated herein (including any and all costs associated with Buyer’s financing of the Property), and the costs fees and expenses of Buyer’s Inspections of the Property and any other due diligence related activities.

2.8.2    Seller’s Costs. Seller will pay the following costs and expenses in connection with the transactions contemplated in this Agreement:

(i)    One-half of any escrow fees;

4555356.6	14

(ii)    All real estate transfer taxes and fees imposed by the City of Aurora and Arapahoe County, Colorado or any other governmental authority due in connection with the sale of the Property;

(iii)    The cost of a base premium for the standard coverage owner’s policy of title insurance for the Property, without endorsements (except those provided by Seller to cure any Objectionable Title Matters) and with coverage in the amount of the Purchase Price;

(iv)    All fees due to Broker; and
(v)    Any and all costs and fees of Seller’s attorneys and/or advisors incurred in connection with the preparation, review and the negotiation of this Agreement and the transactions and the Closing contemplated herein.
2.9    Prorations. All prorations and adjustments shall be made as of as of 11:59 p.m. the day immediately preceding the Closing Date (the “Proration Date”) based upon the actual number of days in the month of Closing or a 365-day year, as applicable, and Buyer shall be deemed the owner of the Property on the Closing Date for proration purposes unless otherwise mutually agreed to by the Parties. Except as otherwise provided below, any proration which must be estimated at Closing shall be reprorated and finally adjusted as soon as practicable but in no event later than ninety (90) days after the Closing Date, with any refunds payable to Seller or Buyer to be made as soon as practicable after such reproration; otherwise, all prorations shall be final.
2.9.1    Rents due or paid under the Leases for the month in which Closing occurs shall be prorated to the Proration Date based upon rents actually collected for the month of Closing as reflected on the Updated Rent Roll or any revision thereof. After the Closing, Seller may continue to pursue collection of any rents which were delinquent as of the Closing Date if an action for collection activities related thereto was commenced prior to the Closing or the tenant no longer resides at the Property. Rents applicable to the Proration Date and any days prior to the Proration Date will be the property of Seller and rents applicable to any days after the Proration Date will be the property of Buyer. With respect to any delinquent rent, Buyer shall pay to Seller any rent actually collected within ninety (90) days following the Closing Date which is applicable to the Proration Date and any days preceding the Proration Date; provided, however, it is understood and agreed that all rent collected by Buyer shall be applied (a) first to any rent then owed by the applicable tenant which accrued on or after the Closing Date, and (b) then to unpaid rent of such tenant which accrued prior to the Closing Date, with offset by Buyer for any collection costs related thereto. In the event any rent is paid by tenants under the Leases directly to Seller after Closing, Seller shall pay Buyer any such rent which is applicable to the period after the Proration Date in the same manner as set forth in subsection (a) and (b) of the prior sentence. Buyer shall have no obligation to pay Seller any rent collected by Buyer after the date which is ninety (90) days after the Closing Date, and Buyer shall be under no obligation to collect or pursue unpaid rent.

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2.9.2    Buyer shall secure its own casualty insurance effective as of the Closing Date, and Seller shall be entitled to any unearned premium of its existing policy as of the Closing Date.

2.9.3    Water, electric, trash, telephone and all other utility and fuel charges shall be prorated ratably on the basis of the last ascertainable bills (and reprorated in accordance herewith upon receipt of the actual bills and invoices) unless final meter readings and final billing can be obtained. Seller shall also be entitled to pursue and retain any applicable refunds of security deposits paid by or on behalf of Seller to any utility companies. Buyer shall be solely responsible for making any deposits and arrangements required for utilities and other services to continue to serve the Property after the Closing.

2.9.4    Any assessments affecting the Property which are not delinquent shall be prorated as of the Proration Date based upon the latest data available.
2.9.5    Real and Personal Property taxes for the year of Closing shall be prorated as of the Proration Date based upon the latest data available. Seller shall be entitled to any refunds of property taxes applicable to any period prior to the Closing Date. Buyer shall be responsible for any reassessments or increases in taxes occurring after the Closing Date and relating to the sale of the Property.
2.9.6    Any leasing commissions with respect to the Leases shall be the sole responsibility of Seller, and shall be paid or discharged fully at or prior to Closing. All costs and expenses of maintaining and operating the Property which have accrued prior to the Closing Date shall be the responsibility of Seller. All costs and expenses of maintaining and operating the Property which accrue on or after the Closing Date shall be paid by Buyer. All prepaid costs and expenses of operating the Property which have accrued prior to the Closing Date, but which are allocable to the operation of the Property on after the Closing Date, shall be adjusted as a credit for the Seller as of the Proration Date.
2.9.7    An amount equal to the remaining balance as of the Proration Date of the unapplied portion of all refundable security deposits paid by tenants of the property pursuant to the Leases, including, without limitation, any interest owed on the security deposits (if applicable), the responsibility for which will be assumed by Buyer at the Closing, shall be credited to Buyer at the completion of the Closing.

2.9.8    To the extent not otherwise specifically addressed in this Section 2.9, all other operating costs and expenses that are customarily prorated in similar transactions (but not including insurance premiums, management fees, employee costs, etc. or amounts payable under Service Contracts other than Assumed Service Contracts), and all other income of every kind that in any manner relates to the operation of the Property shall be prorated as of the Proration Date.

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2.9.9    Not more than forty-eight (48) hours prior to the Closing Date (“Walk Through Date”), a representative of Buyer and a representative of Seller shall conduct an onsite walk-through of the then unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated either (a) on or before five (5) days prior to Close of Escrow that Seller has not placed in a “rent ready” condition before the Walk Through Date or (b) on or after the Walk Through Date, Buyer shall receive a credit against the Purchase Price at Closing in the amount of $1,000 per unit. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.

2.10    Covenants of Seller Prior to Closing. During the period from the Effective Date until the earlier of (a) the Closing Date, or (b) the termination of this Agreement, Seller shall, in addition to the covenants set forth elsewhere in this Agreement:

(a)    Maintain any existing insurance coverage for the Improvements;

(b)    Not permit or suffer to exist any new encumbrance or lien against the Property unless such encumbrance or lien is a tenant lease entered into as permitted herein or has been approved in writing by Buyer, or unless such encumbrance or lien will be removed by Seller prior to the Closing Date or is otherwise permitted hereunder;

(c)    Not, without Buyer’s prior written consent, which may be granted or withheld by Buyer in its sole and absolute discretion, enter into any new service contracts affecting the Property, or amend any existing contracts affecting the Property, other than service contracts that can be canceled upon thirty (30) days prior notice or terminated at the Closing without penalty, fee or other payment; and

(d)    Continue to operate and maintain the Property in substantially the same manner in which the Property is currently operated and maintained, including the leasing of vacant apartments and the renewal of existing leases based on Seller’s current practices at current rental rates and concessions as of the Effective Date, maintenance of substantially the same advertising and marketing programs for the Property in effect as of the Effective Date, keeping the Property in good repair and working order and sound condition, and complying with all approvals, Permitted Exceptions, and all covenants, conditions, restrictions, laws, statutes, rules, regulations and ordinances applicable to the Property.

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(e)    Promptly (i) notify Buyer in writing of any litigation, arbitration, condemnation or administrative hearing before any court or governmental agency concerning Seller or the Property that is instituted after the Effective Date, other than eviction or unlawful detainer actions that will be completed prior to Closing, (ii) give Buyer copies of all default and other material notices given or received by Seller under the Leases (exclusive of customary delinquency notices given to tenants) or the Service Contracts or any violation of or material matters concerning the Permitted Exceptions or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Property, (iii) provide to Buyer copies of (or make available to Buyer at the Property for inspection and copying) Leases or Service Contracts entered into after the Effective Date (subject to the terms of subsections (a) – (d) above) and any documents or materials received by Seller from and after the Effective Date that would have been included in Property Materials if received prior to such date, (iv) after Seller’s receipt of request therefor, provide to Buyer an updated Rent Roll, (v) after Seller obtains any information indicating that any violation of any Environmental Laws has occurred at the Property, shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question, and (vi) furnish to Buyer copies of all material written communications received by Seller from any person or given by Seller to any person concerning any material release of any hazardous substances in, on or under the Property in violation of any Environmental Laws.
(f)    Not (i) enter into any discussions or other communications concerning or related to the sale of the Property with any third-party, and/or (ii) enter into any letter of intent, contract, binding agreement, or other written agreement with a third-party for the sale of the Property. Seller understands that Buyer is relying on the exclusivity granted to it with respect to the Property by this Paragraph.

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2.11    Lead-Based Paint Disclosure. Pursuant to Federal law: EVERY PURCHASER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY ON WHICH A RESIDENTIAL DWELLING WAS BUILT PRIOR TO 1978 IS NOTIFIED THAT SUCH PROPERTY MAY PRESENT EXPOSURE TO LEAD FROM LEAD-BASED PAINT THAT MAY PLACE YOUNG CHILDREN AT RISK OF DEVELOPING LEAD POISONING. LEAD POISONING IN YOUNG CHILDREN MAY PRODUCE PERMANENT NEUROLOGICAL DAMAGE, INCLUDING LEARNING DISABILITIES, REDUCED INTELLIGENCE QUOTIENT, BEHAVIORAL PROBLEMS, AND IMPAIRED MEMORY. LEAD POISONING ALSO POSES A PARTICULAR RISK TO PREGNANT WOMEN. THE SELLER OF ANY INTEREST IN RESIDENTIAL REAL PROPERTY IS REQUIRED TO PROVIDE THE PURCHASER WITH ANY INFORMATION ON LEAD-BASED PAINT HAZARDS FROM RISK ASSESSMENTS OR INSPECTIONS IN THE SELLER'S POSSESSION, IF ANY, AND NOTIFY THE PURCHASER OF ANY KNOWN LEAD-BASED PAINT HAZARDS. A RISK ASSESSMENT OR INSPECTION FOR POSSIBLE LEAD-BASED PAINT HAZARDS IS RECOMMENDED PRIOR TO PURCHASE.
Accordingly, Seller hereby notifies Buyer that Seller has no actual knowledge of lead-based paint and/or lead-based paint hazards present in the Property except as disclosed in the Property Materials. The Property Materials contain all information on lead-based paint hazards from risk assessments or inspections in Seller’s possession, if any.
ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1    Seller’s Representations and Warranties. As of the Effective Date and effective through the Closing Date, Seller hereby represents, warrants and covenants to Buyer the following, unless otherwise disclosed in writing to Buyer (which warranties, representations and covenants shall survive the Closing subject to Section 3.3 below):

3.1.1    Seller is a validly formed and duly authorized legal entity organized under the laws of the State of Delaware, is duly qualified to do business in and in good standing in the State of Colorado, and has full power and authority, to enter into and perform this Agreement in accordance with its terms; all proceedings required to be taken by or on behalf of Seller to authorize it to make, deliver and carry out the terms of this Agreement have been duly and properly taken and all required consents and approvals have been duly obtained; and the individual(s) executing this Agreement on behalf of Seller has/have the legal power, right and actual authority to bind Seller to the terms and conditions of this Agreement.
3.1.2    This Agreement is a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the rights of creditors generally, and Seller (a) has not filed for and/or is not subject to any bankruptcy, reorganization or receivership proceeding or similar law affecting the rights of creditors generally, and (b) is not currently insolvent or at risk of becoming insolvent.

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3.1.3    Except as otherwise disclosed to Buyer in writing in Exhibit “K” attached hereto (the “Disclosure List”), as to which Seller hereby represents that it has provided copies of all pleadings and material, non-confidential third-party communications, there are no actions, suits, litigation or proceedings (including administrative proceedings, and including arbitration or mediation) pending or, to Seller’s actual knowledge, threatened, which would adversely affect the Property (other than possible unlawful detainer actions) or affect the right, power or authority of Seller to enter into and perform this Agreement in accordance with its terms, or which question the validity or enforceability of this Agreement or of any action taken by Seller under this Agreement, in any court or before any governmental authority, domestic or foreign or arbitrator or mediator (including, but not limited to, any pending claims by the tenants or any guests or invitees).

3.1.4    The execution of and entry into this Agreement, the execution and delivery of the documents and instruments to be executed and delivered by Seller on the Closing Date, and the performance by Seller of Seller’s duties and obligations under this Agreement and of all other acts necessary and appropriate for the consummation of the transactions contemplated by and provided for in this Agreement are not in violation of any contract, agreement or other instrument to which Seller is a party, any judicial order or judgment of any nature by which Seller is bound, or Seller’s organizational documents.

3.1.5    Seller has no actual knowledge, and has received no written notice from any governmental authorities that eminent domain proceedings for the condemnation of the Property or any portion thereof are pending or threatened.

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3.1.6    Neither Seller nor, to Seller’s actual knowledge, any of its constituent members or partners, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time (the “Anti-Terrorism Order”) or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Seller nor, to Seller’s actual knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and to Seller’s actual knowledge neither Seller nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

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3.1.7    Seller has received no written notice from any governmental authority or any other person or entity of any existence of any violation(s) of Environmental Laws (as defined below) applicable to the Property. Without limiting the generality of the immediately preceding sentence, to Seller’s actual knowledge, (a) there are no underground tanks currently or previously used for the storage of petroleum, diesel fuel, gasoline or petroleum products or compounds located on the Real Property; (b) there is no “Significant Mold” (as such term is defined below) located on the Real Property; and (c) there are no polychlorinated biphenyls (so-called PCBs) present at, contained in, or forming part of any Improvements on the Real Property. For the purposes of this Section 3.1.7, (i) the term “Environmental Laws” means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.) and any other applicable federal, state or local laws; and (ii) the term “Significant Mold” means any mold, fungus, bacterial, viral, or microbial matter or pathogenic organisms at or in the Improvements of a type or quantity that (A) is required or recommended to be remediated or abated pursuant to Environmental Laws or a written recommendation of an environmental professional, certified industrial hygienist or person with similar qualifications or (B) would materially and negatively impact the value of the Property.

3.1.8    The Rent Roll attached hereto as Exhibit “L” is a full, true and correct copy of the most recent Rent Roll used by Seller and its property manager in the ordinary course of business as of the date thereof. To Seller’s actual knowledge, there are no persons leasing, using or occupying the Property or any part thereof except the tenants under the Leases or parties under the Service Contracts or Permitted Exceptions.
3.1.9    To Seller’s actual knowledge, the profit and loss statements delivered pursuant to Section 2.5 are true copies of the financial statements which Seller or its affiliates relies upon for the purposes of reporting to its lender, investors and filing federal income tax statements as of the respective dates thereof. To Seller’s knowledge, all of the Property Materials provided or made available to Buyer are true, accurate and complete in all material respects.
3.1.10    To Seller’s actual knowledge, Seller has received no written notice from any government agency or any employee or official thereof that the Property, or the operation or use thereof, violates any applicable law or regulation, or that any investigation has been commenced respecting any such possible violation of applicable laws.

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3.1.11    To Seller’s actual knowledge, all of the material items of the tangible Personal Property are listed on Exhibit “B” attached hereto and all of the Service Contracts are listed on Exhibit “J”. Seller has (and can convey at Closing) good title to the Personal Property and the Intangible Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at or prior to Closing.
All references in Section 3.1 to “Seller’s actual knowledge” or words of similar import shall refer only to the best actual knowledge of Nick Matus, Sr., Portfolio Director of Seller (the “Designated Representative”), without any duty to review or investigate the matters to which such knowledge or the absence thereof pertains, including without limitation the information contained in the Property Materials or in the Property’s or the Designated Representative’s files, and with no imputed knowledge whatsoever, whether from any other partner, officer, member, shareholder, agent or employee of Seller, or Seller’s members or partners (or the members or partners thereof) or any affiliate thereof or any consultant or agent of Seller or any other party whatsoever. There shall be no personal liability on the part of the Designated Representative arising out of any representations or warranties made herein. In the event that, on or prior to the Closing, Buyer actually discovers a breach of any warranty, representation or covenant made in this Agreement by Seller, then prior to the expiration of the Approval Period (if discovered before then, or the Closing Date, if discovered after the Approval Date), Buyer shall notify Seller in writing of such breach. Within five (5) business days after receipt of written notice from Buyer of any such breach, Seller shall notify Buyer in writing of Seller’s election: (i) not to cure such breach or (ii) to attempt to cure such breach within ten (10) business days of receipt of Buyer’s notice, and, if necessary, the Scheduled Closing Date will be extended accordingly (which extension shall not exceed five (5) business days without the Buyer’s written consent, provided, however, notwithstanding the foregoing, in no event shall any such extension be beyond the date on which Purchaser will forfeit any rate lock or spread lock deposits, rate cap purchase fees or loan commitment). If Seller elects not to cure such breach, or if Seller fails to so cure all breaches by the Closing Date (as such may have been extended in accordance herewith), then Buyer shall have the option to either: (a) terminate this Agreement by written notice to Seller in which event Seller shall be deemed not to be in breach hereunder, the entire Earnest Money Deposit shall be returned to Buyer, Buyer shall the rights and remedies set forth in Section 8.2, as applicable, and the rights and obligations of the Parties hereunder shall terminate except as otherwise expressly set forth in this Agreement or (b) elect to waive such breach and proceed to close subject to such breach without any adjustment to the Purchase Price and subject to the terms of Section 3.3 below. If, after Closing, Buyer discovers a breach of a warranty, representation or covenant made by Seller of which Buyer did not have actual knowledge prior to the Closing, Buyer shall notify Seller in writing of the specifics of such breach and Buyer shall have the right to pursue all remedies available at law or equity, subject to Section 3.3 below.
3.2    Buyer’s Representations and Warranties. As of the Effective Date and effective through the Closing Date, Buyer hereby represents, warrants and covenants (which warranties, representations and covenants shall survive the Closing subject to Section 3.3 below) to Seller as follows:

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3.2.1    Buyer is a validly formed and duly authorized legal entity organized under the laws of its state of formation;

3.2.2     Buyer has the full power and authority to enter into and perform this Agreement in accordance with its terms, to consummate the transactions contemplated hereby and to execute and deliver this Agreement;
3.2.3    All requisite action (corporate, trust, partnership or otherwise) has been taken or obtained by Buyer in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby, or shall have been taken prior to the Closing Date;

3.2.4    This Agreement shall constitute the valid and legally binding obligation of Buyer, enforceable in accordance with its terms subject to the effect of applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the rights of creditors generally, and Buyer (a) has not filed for and/or is not subject to any bankruptcy, reorganization or receivership proceeding or similar law affecting the rights of creditors generally, and (b) is not currently insolvent or at risk of becoming insolvent;

3.2.5    The individual(s) executing this Agreement on behalf of Buyer has/have the legal power, right and actual authority to bind Buyer to the terms and conditions of this Agreement without any additional signatories required hereto or thereto; and

3.2.6    Neither Buyer nor, to Buyer’s actual knowledge, any of its constituent members or partners, have engaged in any dealings or transactions, directly or indirectly, (i) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. §1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (ii) in contravention of the Anti-Terrorism Order or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Buyer nor any of its affiliates or constituents, nor, to the best of Buyer’s knowledge, any brokers or other agents of same, (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department’s Office of Foreign Assets Control list of restrictions and prohibited persons, or (ii) are a person described in section 1 of the Anti-Terrorism Order, and to the best of Buyer’s knowledge neither Buyer nor any of its affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person.

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3.3    Survival of Representations and Warranties.

3.3.1.    Except as otherwise set forth in this Agreement, all agreements, representations and warranties made herein shall not be impaired by any investigation or other act of Buyer or Seller and shall not be merged into the documents executed and delivered at Closing, but rather, except for sections in this Agreement which expressly provide that such sections survive indefinitely, shall survive the Closing for nine (9) months following the Closing Date. Any claim by one Party hereto against the other for the breach of any agreement, representation or warranty contained herein which is not asserted in writing by the Party making such claim within the foregoing nine (9) month period shall be forever barred.

3.3.2    Notwithstanding any provision to the contrary contained in this Agreement or any documents executed by Seller pursuant hereto or in connection herewith, the maximum aggregate liability of the Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer, in connection with the breach of any representations or warranties, covenants or agreements contained in Article 3 of this Agreement for which a claim is timely made (as determined under this Agreement) by Buyer shall not exceed Four Hundred Seventy-Four Thousand and No/100 Dollars ($474,000).

3.3.3    Notwithstanding anything in this Agreement to the contrary, if the Closing is completed, Buyer hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim (which is not covered by the Released Matters (as defined below)) against Seller for damages that Buyer may incur, or to rescind this Agreement, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if (a) Buyer has actual knowledge that such representation or warranty was untrue, inaccurate or incorrect at the time of the Closing, or (b) Buyer’s actual damages are reasonably estimated to aggregate less than Twenty-Five Thousand and No/100 Dollars ($25,000.00).

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3.4    As-Is Sale.

3.4.1    Buyer acknowledges that it is a sophisticated real estate investor and owner of real property and will conduct its own due diligence and investigations regarding the Property and Buyer‘s intended uses thereof as provided for in this Agreement. Buyer further acknowledges that this Agreement provides Buyer with sufficient time and opportunity to complete the Physical Inspections and Other Investigations of the Property, to review the Property Materials and to conduct any related due diligence of the Property which Buyer or its consultants and agents deem necessary and appropriate for Buyer to evaluate the State of Title, the physical, environmental and economic condition of the Property and the Property‘s suitability for Buyer’s intended use. Subject to Seller’s compliance with its obligations hereunder, Buyer is purchasing the Property solely in reliance upon Buyer’s own due diligence and investigation of the Property, including, without limitation, the Physical Inspections and Other Investigations of the Property, and acknowledges that, except for Seller’s representations and warranties expressly set forth in Section 3.1 of this Agreement or in any document to be delivered by Seller at Closing, no representations or warranties of any kind or nature whatsoever, oral or written, express or implied, have been made by any of the following (collectively, the “Released Parties”): Seller, DVO Holdings LLC, DVO Real Estate LLC, BCE Opportunity Fund II, LLC, Benedict Canyon Equities, Inc., the members of the aforementioned Released Parties and their respective members and partners, as applicable, and the respective members and partners of such members and partners, as applicable, and the managers, managing members, officers, directors, shareholders, employees, agents, servants, successors, assigns, parents, affiliates and subsidiaries of all such parties, and any other person or entity acting on behalf of Seller for whom Seller may be held legally responsible, with respect to the following (collectively, the “Condition and Suitability of the Property”): (1) the contents, accuracy and completeness of the Property Materials, (2) any matters which were disclosed by or should have been disclosed by the Physical Inspections and Other Investigations of the Property, including any patent or latent construction defects, (3) the financial performance of and the economic prospects for the Property, (4) the applicability of any taxes and assessments to the Property, (5) the habitability of the Property for use as residential dwellings, (6) the merchantability or the fitness of the Property or any portion thereof for any particular purpose and the suitability of the Property for Buyer’s intended use, (7) the environmental condition of the Property (including, without limitation, any contamination in, on, under or adjacent to the Property by any solid, hazardous or toxic substance, material or waste, including lead paint, asbestos and toxic or other mold and mildew), (8) the physical condition and quality of the Property, including, without limitation, the construction methods, plumbing, sewer, HVAC, electrical, mechanical and similar operating systems, and the functionality, location and accessibility thereof, the adequacy of the roofs, foundations and structural integrity and earthquake preparedness of the Property, the quality of construction and sufficiency of undershoring, and any soils, subsurface, subsidence, drainage, seismic, geologic and hydrologic matters, (9) the size and dimensions of the Property and the accuracy of any floor plans, square footage estimates, drawings, renderings or lease abstracts, (10) the accuracy of any floor plans or drawings, (11) whether the appliances and plumbing and electrical systems are in working order, (12) the Property or Seller’s compliance with applicable statutes, laws, codes, ordinances, regulations or requirements relating to the use, operation, leasing, zoning, subdivision, planning, building, fire, safety, health or environmental matters (including but not limited to the ADA, OSHA, the Subdivision Map Act, the Toxic Substances Control Act, the Comprehensive Environmental Response, Compensation and

4555356.6	26

Liability Act, the Clean Water Act, the Resource Conservation and Recovery Act and any other similar federal, state or local laws), (13) compliance with any applicable covenants, conditions and restrictions (whether or not of record), (14) access to the Property and the right to use adjoining property or rights of way, and (15) any other matter affecting or relating to the Property, including but not limited to those matters relating to the construction, use, operation, condition, title, occupation or management of the Property and Buyer’s ability to obtain any required governmental approvals in connection therewith. Buyer further acknowledges that the period from the Effective Date until the Closing Date provides Buyer with sufficient time and opportunity to complete its review of the State of Title to the Property, and that, except as expressly set forth in Section 3.1 hereof or in any document to be delivered by Seller at Closing, Seller makes no representation or warranty of any kind or nature whatsoever, either express or implied, regarding the accuracy or completeness of the Property Materials, the Title Report or the Survey. Buyer further acknowledges that the Property shall be conveyed by Seller and accepted by Buyer on and as of the Closing Date “AS IS, WHERE IS, WITH ALL FAULTS”, without any representation or warranty of any kind or nature whatsoever, either express or implied, except as expressly set forth in Section 3.1 hereof in any document to be delivered by Seller at Closing, and with no right of setoff or reduction in the Purchase Price, but subject to compliance by Seller with its obligations hereunder. Buyer hereby assumes the risk that adverse physical and environmental conditions may not have been revealed by the Property Materials, Buyer’s Physical Inspections and Other Investigations of the Property and any other due diligence investigations of Buyer.

3.4.2    Effective as of the Closing, and except as otherwise expressly provided in Section 3.4.3 below, Buyer, for itself, and its affiliates, successors and assigns of this Agreement, hereby waives, releases, remises, acquits and forever discharges the Released Parties, of and from any claims, actions, causes of action, demands, rights, damages, costs, expenses, penalties, fines or compensation whatsoever, whether direct or indirect (collectively, the “Claims”), which Buyer now has or which Buyer may have in the future on account of or in any way arising out of or in connection with the Condition and Suitability of the Property, whether caused by the Released Parties or any other party and whether or not known to Buyer at or before the Closing Date (collectively, the “Released Matters”). Buyer hereby assumes full responsibility for any injuries, damages, losses or liabilities that may hereafter occur with respect to the Released Matters or relative to the Property after the Closing, whether known or unknown. With respect to the Released Matters, Buyer further acknowledges it has had advice of legal counsel.

Buyer hereby expressly waives and relinquishes any right or benefit which Buyer has or may have under applicable law as it relates to the Released Matters, and in this connection Buyer acknowledges and hereby expressly agrees this Agreement shall extend to all unknown, unsuspected and unanticipated claims or damages, as well as those which are now disclosed, with respect to the Released Matters. The Parties hereby acknowledge that each of the Released Parties other than Seller is intended to be a third party beneficiary of this Subsection 3.4.2.

4555356.6	27

3.4.3    Notwithstanding the foregoing or anything herein to the contrary, the above release shall not cover, and in no manner does Buyer release Seller from liability with respect to, any defaults or breaches by Seller of this Agreement or any document or instrument expressly contemplated by this Agreement or entered into as of the Closing (including, without limitation, a failure to timely close or any breach of any representation or warranty of Seller made hereunder) or for Seller’s fraud, or for any actions or matters first occurring after the Closing Date.
3.4.4    Buyer covenants and agrees that it will not bring, commence, maintain or prosecute, directly or indirectly, any action at law or proceeding in equity or any legal administrative proceeding or any claim for damages or any other relief against Seller or any other Released Party, based on any Released Matters. The waiver and release set forth in Section 3.4.2 above may, and shall be plead, as a full and complete defense to, and may be used as a basis for an injunction against any action, suit or proceeding which may be instituted, prosecuted, or maintained in breach of the covenants contained in this Agreement, except an action brought to interpret, enforce or relating to this Agreement. The foregoing covenant not to sue shall not in any event be deemed to include or constitute a waiver of Buyer’s rights with respect to any matter which constitutes a breach of any of Seller’s representations or warranties expressly set forth in this Agreement or any other matter described in Section 3.4.3.
3.4.5    The terms of this Section 3.4 shall survive the Closing indefinitely.
ARTICLE 4

CONDITIONS OF BUYER’S OBLIGATIONS

4.1    Conditions. Buyer’s obligation to consummate the transaction contemplated by this Agreement on the Closing Date, shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived in writing by Buyer in its sole discretion, in whole or in part, on or as of the Closing Date, as appropriate, as such may be extended in accordance herewith:

4.1.1    Seller shall have kept, observed, performed, satisfied and complied with all terms, covenants, conditions, agreements, requirements, restrictions and provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Seller before, on or as of the Closing Date, as appropriate, in all material respects;

4.1.2    If Buyer has delivered a current ALTA survey to the Title Insurer, the Title Insurer shall have issued or irrevocably committed to issue an ALTA Extended Coverage Owner’s Policy of Title Insurance for the Property upon the completion of the Closing, in the form approved by Buyer as of the end of the Due Diligence Period and subject only to the Permitted Exceptions and with those endorsements required to be provided by Seller to cure any Objectionable Title Matters or as otherwise confirmed with the Title Company by not later than the end of the Due Diligence Period, with liability in the amount of the Purchase Price (the “Title Policy”); and

4555356.6	28

4.1.4    All of the representations and warranties of Seller set forth in this Agreement and in any document or instrument executed by Seller in connection herewith shall be true and correct at and as of the Closing Date, as appropriate, in all material respects as though such representations and warranties were made at and as of the Closing Date, as appropriate.

4.2    Failure of Conditions. Upon the failure of any of the aforesaid conditions precedent, except in the event of a waiver or deemed waiver of such failed condition precedent by Buyer, this Agreement shall terminate, all rights and obligations of each Party hereunder shall be at an end (except as otherwise set forth in this Agreement), and the Earnest Money Deposit shall be returned to Buyer.
ARTICLE 5

CONDITIONS OF SELLER’S OBLIGATIONS

5.1    Conditions. Seller’s obligation to consummate the transaction contemplated by this Agreement on the Closing Date shall be subject to the satisfaction or performance of the following terms and conditions, any one or more of which may be waived by Seller in its sole discretion, in whole in part, on or as of the Closing Date, as appropriate, as such may be extended in accordance herewith:

5.1.1    Buyer shall have kept, observed, performed, satisfied and complied with all terms, covenants, conditions, agreements, requirements, restrictions and provisions required by this Agreement to be kept, observed, performed, satisfied or complied with by Buyer before, on or as of the Closing Date, as appropriate, in all material respects; and

5.1.2    All of the representations and warranties of Buyer set forth in this Agreement shall be true and correct at and as of the Closing Date, as appropriate, in all material respects as though such representations and warranties were made at and as of the Closing Date, as appropriate.

5.2    Failure of Conditions. Upon the failure of any of the aforesaid conditions precedent, except in the event of a waiver or deemed waiver of such failed condition by Seller, this Agreement shall terminate, Seller shall retain the Earnest Money Deposit as liquidated damages in accordance with this Agreement as its sole and exclusive remedy, and all rights and obligations of each Party hereunder shall be at an end except as otherwise expressly set forth in this Agreement.

4555356.6	29

ARTICLE 6

BROKERAGE COMMISSION

6.1    Except as provided in Section 6.2 below, Seller represents and warrants to Buyer, Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated under this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.

6.2    Seller has agreed to pay a brokerage commission to CBRE (the “Broker”) pursuant to a separate written agreement between Seller and Broker.

6.3    Notwithstanding any provision of this Agreement to the contrary, the representations, warranties and agreements set forth in this Article 6 shall expressly survive Closing or the termination of this Agreement indefinitely.

ARTICLE 7

GENERAL PROVISIONS

7.1    Notice. All written notices and demands of any kind which either Party may be required or may desire to serve upon the other Party in connection with this Agreement may be (a) personally served, (b) served by registered or certified mail (postage pre-paid), (c) sent by email transmission (provided that the original notice or demand is delivered by next day overnight delivery service), or (d) sent by next day overnight delivery service. Any such notice or demand shall be addressed to the parties as listed in this Section 7.1. Service of any such notice or demand shall be deemed complete upon receipt in the event of personal service, on the third business day after deposit in the U.S. mail if sent via registered or certified mail, upon transmission in the event sent via email transmission, and on the next business day if sent via an overnight delivery service with a delivery confirmation, if sent to each party at the address set forth below with the required proper postage:

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TO BUYER:	Steadfast Asset Holdings, Inc.
18100 Von Karman Avenue, Suite 500
Irvine, California 92612
Attention: Ana Marie del Rio, General Counsel
Telephone: 949-852-0700
Email: AnaMarie.delRio@SteadfastCo.com

With a copy to:	Garrett DeFrenza Stiepel Ryder LLP
3200 Bristol Street, Suite 850
Costa Mesa, CA 92626-1808
Attn: Marcello F. De Frenza
Phone: (714) 384-4302
Fax: (714) 384-4320
Email: mdefrenza@gdsrlaw.com

TO SELLER:	Bristol Village Apartments, LLC
c/oBenedict Canyon Equities, Inc.
12100 Wilshire Blvd., Suite 250
Los Angeles, CA 90025
Attention: Ryan Somers, President
Telephone: (424) 325-2727
Email: rsomers@bceproperties.com

With copies to:	Otterbourg P.C.
230 Park Avenue
New York, NY 10169-0075
Attn: Oleg R. Sabel, Esq.
Telephone: (212 905-3633
E-Mail: osabel@otterbourg.com

TO ESCROW AGENT:	Fidelity National Title Insurance Company
4643 South Ulster Street, Suite 500
Denver, CO 80237
Attention: Lindsey Mann
Telephone: (720) 200-1227
E-Mail: lindsey.mann@fnf.com

4555356.6	31

Any Party, by written notice to the others in the manner herein provided, may designate an address different from that set forth above. Notices required pursuant to the terms of this Agreement shall be delivered prior to 5 p.m. (Pacific Time) on the date such notice is due. Any notice which is received or deemed received on a weekend or holiday shall be deemed to have been received on the first business day thereafter. Notices delivered by counsel for a Party on behalf of such Party shall be deemed delivered by such Party.

7.2    Headings/Exhibits. The titles and headings of the various Articles and Sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement. All Exhibits attached to this Agreement are incorporated by reference into this Agreement.

7.3    Severability. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
7.4    Attorneys’ Fees. In the event of any controversy, claim, dispute, arbitration, or litigation between the Parties hereto to enforce or interpret any of the provisions of this Agreement or any right of either Party hereto, the non-prevailing Party to such controversy, claim, dispute, arbitration or litigation agrees to pay to the prevailing Party all costs and expenses, including reasonable attorneys’ fees and costs, court or dispute resolution costs, arbitrator’s, mediator’s, consultant’s and expert witness’ fees and costs incurred by the prevailing Party, including, without limitation, fees incurred during trial or resolution of any action or dispute and any fees incurred as a result of an appeal from a judgment entered in any such matter. A prevailing Party shall include without limitation (a) a Party who dismisses an action in exchange for sums due, (b) the Party who receives performance from the other Party of an alleged breach of covenant or a desired remedy where such performance is substantially equal to the relief sought in an action, or (c) the Party determined to be the prevailing Party by a court of law. The terms of this Section 7.4 shall survive the Closing or termination of this Agreement indefinitely.

7.5    Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a written instrument executed by the Parties hereto.

7.6    Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado.

7.7    Successors and Assigns. This Agreement and all the covenants, terms and provisions contained herein shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

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7.8    Assignment. Buyer shall not have the right to assign or transfer this Agreement or the rights herein to any entity other than an entity that is controlled by or under common direct or indirect control with Buyer or Steadfast Apartment REIT III, Inc. (“Buyer Affiliate”) without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that no consent shall be required for Buyer to make one (1) assignment of this Agreement to a Buyer Affiliate. Buyer shall notify Seller in writing of any proposed assignment (and the identity of the proposed assignee) not less than three (3) business days prior to the Closing Date. In the event of such an assignment, the term Buyer as used in this Agreement shall include Buyer’s permitted assignee; and Buyer and Buyer’s permitted assignee shall execute and deliver to Seller, on the Closing Date, a document pursuant to which Buyer assigns its rights and obligations hereunder, such assignee accepts and assumes such obligations, and the Buyer initially named herein is not released from any obligation hereunder unless and until Closing occurs.

7.9    Time of Essence. Time is of the essence of each and every provision herein contained.

7.10    Performance Due on Non-Business Day. If the time period for the performance of any act called for under this Agreement expires on a Saturday, Sunday, or any other day in which banking institutions in the State of Colorado are authorized or obligated by law or executive order to close (a “Holiday”), the act in question may be performed on the next succeeding day that is not a Saturday, Sunday or Holiday.

7.11    Delivery of Possession. Possession of the Property shall be delivered to Buyer at the completion of the Closing subject only to the existing Leases and the Permitted Exceptions.

7.12    Construction. The Parties acknowledge that, with respect to the transactions contemplated herein, (a) each Party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments or exhibits thereto; (b) neither Party has received from the other any accounting, tax, legal or other advice; and (c) each Party has relied solely upon the advice of its own accounting, tax, legal and other advisors. For purposes of this Agreement, (a) the term "including" shall be deemed to mean "including without limitation;" and (b) the term “business day” shall mean any calendar day other than a Saturday, Sunday or Holiday.
7.13    Counterparts. This Agreement may be executed in one or more counterparts. All such separate counterparts together shall constitute one and the same instrument. This Agreement may be executed by “wet ink” or digital means, and distributed by facsimile, digital or electronic (scanned) means.

7.14    Intentionally omitted.

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7.15    No Recordation. Seller and Buyer each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded except in the event of a Seller default hereunder and Buyer agrees (a) not to file any notice of pendency or other instrument against the Property or any portion thereof in connection herewith unless Buyer is pursuing specific performance against Seller pursuant to and in accordance with the terms of Section 8.2 hereof, and (b) to indemnify Seller against all costs, expenses and damages, including, without limitation, reasonable attorneys’ fees and disbursements, incurred by Seller by reason of the filing by Buyer of such notice of pendency or other instrument not specifically permitted hereunder.

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7.16    Confidentiality. Buyer acknowledges and agrees that any information heretofore or hereafter furnished to Buyer with respect to the Property, in the Property Materials or otherwise, has been and will be so furnished on the condition that Buyer maintain the confidentiality thereof. Buyer further acknowledges and agrees that the information obtained by Buyer pursuant to its Physical Inspections and Other Investigations of the Property were intended to be kept in confidence. Accordingly, Buyer shall hold, and use commercially reasonable efforts to cause its directors, officers, shareholders, agents, employees, consultants and other personnel and representatives to hold, in strict confidence, and not disclose to any other person without the prior written consent of Seller until the Closing shall have been consummated, any of the information concerning the Property delivered to or for the benefit of Buyer, or otherwise obtained by Buyer pursuant to the Physical Inspections and Other Investigations of the Property or otherwise, whether by agents, consultants, employees or representatives of Buyer or by Seller or any of Seller’s agents, representatives or employees. In the event this Agreement is terminated or the Closing does not occur for any reason whatsoever, Buyer shall promptly return to Seller all of the Property Materials provided to Buyer by Seller without retaining any copy thereof or extracting any information therefrom. Notwithstanding anything to the contrary hereinabove set forth, nothing in this Section shall be deemed to prohibit Buyer from (a) disclosures by Buyer, using its reasonable discretion, to its principals, officers, employees, consultants, attorneys, accountants, prospective lenders and investors; (b) disclosures to any governmental agency as may be required in order to comply with applicable municipal, county, state or federal statutes, codes, ordinances, laws, rules or regulations; (c) such disclosures to the Escrow Agent, Title Insurer, and other third persons as may reasonably be necessary in order to consummate the transactions contemplated by this Agreement, as amended, or to enforce the terms of this Agreement, as amended; (d) such disclosures as may be required by subpoena or any other similar court order or discovery request in any civil or criminal proceeding or investigation; (e) disclosure of such information as may already constitute a public record or otherwise be in the public domain through no prior act of Buyer, or is received by Buyer or any of its consultants from a source other than Seller who is not under an obligation to Seller that is known to Buyer to keep such information confidential; (f) any of the parties (and each employee, representative, or other agent of the parties) may disclose to any and all persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to understanding the tax treatment and tax structure of the transactions (including the identity of any party and any information that could lead another to determine the identity of any party); and (g) Buyer or Buyer’s representatives may communicate with any governmental authority or quasi-governmental authority for the purpose of gathering information in connection with the Property or the Seller, or the transaction contemplated by this Agreement. The provisions of this Section 7.16 shall survive any termination of this Agreement for one (1) year.

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7.17    Limited Liability. Each Party, on behalf of itself and its members, partners, directors, officers, representatives, successors and assigns hereby agrees that in no event or circumstance shall the other Party have any personal liability, directly or indirectly, under or in connection with this Agreement, any document or certificate executed in connection with this Agreement or any amendment of any of the foregoing made at any time, whether prior to, contemporaneous with or after this Agreement. The terms of this Section 7.17 shall survive the Closing or earlier termination of this Agreement indefinitely.
7.18    Exchange Cooperation. The Parties each agree to cooperate with the other (at no cost or liability to the agreeing Party) in effecting for the benefit of either Party a concurrent, delayed or reverse like-kind exchange of real property pursuant to Section 1031 of the United States Internal Revenue Code and similar provisions of applicable state law (collectively, an “Exchange Transaction”); provided, however, that (i) neither Party shall be obligated to accept title, or to otherwise become part of the chain of title, to an exchange property of the other Party; (ii) such cooperation shall not require either Party to execute any additional document or instrument which creates or results in additional liabilities on the part of such Party, and (iii) the Scheduled Closing Date shall not be delayed as the result of such Exchange Transaction. This Agreement and the Parties’ obligations hereunder are not subject to or conditioned upon the ability to consummate an Exchange Transaction. Each Party’s responsibility for reviewing exchange documents shall be limited to determining whether the terms and conditions of such exchange documents are such that they are in compliance with the foregoing provisions. Each exchanging Party shall be responsible for the payment of all deposits and other costs required to be paid by the “buyer” pursuant to the exchange documents and for making all determinations as to the legal sufficiency or other consideration including, but not limited to, tax considerations, relating to such exchange documents. In so cooperating in any Exchange Transaction arranged by a Party, the non-exchanging Party shall in no event be responsible for, or in any way warrant, the tax consequences of the Exchange Transaction. The Party requesting the Exchange Transaction shall indemnify and hold the other Party harmless and defend the other Party from any and all claims, demands, causes of action, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and expenses and court costs) of any kind and nature in connection with such proposed Exchange Transaction and cooperation in connection therewith. Nothing herein shall release the Party requesting the Exchange Transaction of any of its obligations or liabilities under this Agreement. The terms of this Section shall survive Closing or any earlier termination of this Agreement.
7.19    Further Assurances. Each of Seller and Buyer shall provide to the other such further assurances as may reasonably be required hereunder to effectuate the purposes of this Agreement and, without limiting the foregoing, shall execute and deliver such affidavits, certificates and other instruments as may be so required hereunder so long as the same shall not materially increase the liability of the Party so executing and delivering said instrument.

4555356.6	36

7.20    Limited Access Agreement. The terms and conditions of that certain Limited Access Agreement dated September 19, 2016, between Buyer and Seller are hereby terminated as of the Effective Date, and the parties shall have no further obligation thereunder, except for matters that expressly survive the termination thereof. If there exists or occurs any conflict between the provisions of this Agreement and the provisions of the Limited Access Agreement that survive the termination thereof, the provisions of this Agreement shall control.
7.21    JURY TRIAL WAIVER. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH SELLER AND/OR BUYER MAY BE PARTIES ARISING OUT OF, IN CONNECTION WITH, OR IN ANY WAY PERTAINING TO, THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES AND EACH HEREBY REPRESENTS AND WARRANTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH PARTY FURTHER REPRESENTS AND WARRANTS TO THE OTHER THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OF ITS OWN FREE WILL, AND HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. THE PROVISIONS OF THIS SECTION SHALL SURVIVE CLOSING OR THE TERMINATION OF THIS AGREEMENT.
7.22    RECORD ACCESS AND RETENTION. Seller shall promptly provide to Buyer (at Buyer’s sole cost and expense) copies of, or shall provide Buyer reasonable access to, such factual information and historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property and operating statements (provided that such income and balance sheet data and operating statements shall only be provided by Seller directly to Buyer’s auditors, Ernst and Young, pursuant to an obligation not to disclose to Buyer or to any other third-party), as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer’s auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus the two (2) immediately preceding calendar years. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. Without limiting the foregoing, Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s obligation to maintain its records for use under this Section shall be an on-going condition to Buyer’s obligation to Close, and Seller shall maintain its records for use under this Section for a period of not less than two (2) years after the Closing Date.

4555356.6	37

ARTICLE 8

LIQUIDATED DAMAGES

8.1    BUYER’S DEFAULT. THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTION OF DAMAGES TO BE SUFFERED BY SELLER IN THE EVENT BUYER FAILS TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT IN VIOLATION OF ITS OBLIGATIONS UNDER THIS AGREEMENT. BOTH PARTIES ACKNOWLEDGE AND AGREE THAT DAMAGES SELLER SHALL SUSTAIN AS A RESULT OF SUCH A BREACH WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN. THE PARTIES HEREBY AGREE THAT LIQUIDATED DAMAGES IN THE AMOUNT OF THE BUYER’S EARNEST MONEY DEPOSIT ARE AND WILL BE REASONABLE. IN THE EVENT OF SUCH BREACH, AS SELLER’S SOLE AND EXCLUSIVE REMEDY, SELLER SHALL BE ENTITLED TO AND SHALL RECEIVE SUCH LIQUIDATED DAMAGES WITHOUT ADDITIONAL INSTRUCTIONS TO ESCROW AGENT, AND BUYER SHALL HAVE NO ADDITIONAL LIABILITY WHATSOEVER. THIS SUM SHALL BE PAID AND RECEIVED AS LIQUIDATED DAMAGES AND NOT AS A PENALTY. THE PARTIES HERETO AGREE THAT THE SUM STATED AS LIQUIDATED DAMAGES SHALL BE IN LIEU OF ANY OTHER RELIEF TO WHICH SELLER MIGHT BE ENTITLED BY VIRTUE OF BUYER’S FAILURE TO PURCHASE THE PROPERTY AND SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY FOR BUYER’S BREACH OF THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 8.1 DO NOT APPLY TO ARTICLE 6, SECTIONS 7.4 AND 7.16 AND SUBSECTION 2.5.4 OF THIS AGREEMENT OR ANY OTHER PROVISION THAT HAS AN EXPRESS INDEMNITY OBLIGATION THEREIN (IT BEING UNDERSTOOD AND AGREED THAT SELLER’S SOLE REMEDY WITH RESPECT TO SUCH SECTIONS SHALL BE AS SET FORTH IN SUCH APPLICABLE SECTION), OR, WITH RESPECT TO ANY BREACH OF WHICH SELLER FIRST BECOMES AWARE AFTER CLOSING, ANY PROVISION THAT SURVIVES THE CLOSING.

Buyer's Initials	DD	Sellers's Initials	RS

8.2 SELLER’S DEFAULT. THE PARTIES HAVE DISCUSSED AND NEGOTIATED IN GOOD FAITH UPON THE QUESTION OF DAMAGES TO BE SUFFERED BY BUYER IN THE EVENT THAT BUYER IS IN COMPLIANCE WITH ITS OBLIGATIONS UNDER THIS AGREEMENT AND SELLER BREACHES THIS AGREEMENT IN ANY MATERIAL RESPECT AT OR PRIOR TO CLOSING, OTHERWISE FAILS TO SELL THE PROPERTY TO BUYER IN ACCORDANCE WITH THE TERMS HEREOF, OR IF PRIOR TO CLOSING ANY ONE OR MORE OF SELLER’S REPRESENTATIONS OR WARRANTIES ARE BREACHED IN ANY MATERIAL RESPECT, AND SUCH DEFAULT OR BREACH IS NOT CURED BY THE EARLIER OF THE TENTH (10TH) BUSINESS

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DAY AFTER WRITTEN NOTICE THEREOF FROM BUYER OR THE CLOSING DATE (EXCEPT NO NOTICE OR CURE PERIOD SHALL APPLY TO SELLER’S OBLIGATION TO DELIVER THE DOCUMENTS REQUIRED UNDER SECTION 2.4.3 TO ESCROW AGENT ON OR PRIOR TO THE SCHEDULED CLOSING DATE OR OTHERWISE FAILS TO CONSUMMATE THE SALE OF THE PROPERTY HEREUNDER). BOTH PARTIES ACKNOWLEDGE AND AGREE THAT DAMAGES BUYER WOULD SUSTAIN AS A RESULT OF SUCH A BREACH WILL BE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN. ACCORDINGLY, THE PARTIES HEREBY AGREE THAT BUYER’S SOLE AND EXCLUSIVE REMEDY IN SUCH CASE SHALL BE TO EITHER: (I) COMMENCE AN ACTION FOR SPECIFIC PERFORMANCE UNDER THIS AGREEMENT, BUT NOT FOR DAMAGES OF ANY KIND, AND RECOVER ITS ATTORNEYS FEES INCURRED IN CONNECTION THEREWITH PURSUANT TO SECTION 7.4 HEREOF, OR (II) TERMINATE THIS AGREEMENT AND RECEIVE BACK THE EARNEST MONEY DEPOSIT AND PAYMENT FROM SELLER OF BUYER’S REIMBURSABLE DUE DILIGENCE EXPENSES (AS HEREINAFTER DEFINED). EXCEPT FOR ANY INDEMNITY OBLIGATIONS EXPRESSLY PROVIDED IN THIS AGREEMENT OR RIGHTS UNDER SECTION 7.4, BUYER SHALL HAVE NO OTHER REMEDY IN THE EVENT OF SELLER’S BREACH OF THIS AGREEMENT PRIOR TO THE CLOSING AND BUYER HEREBY WAIVES ANY RIGHTS IT MAY OTHERWISE HAVE TO SEEK OTHER REMEDIES. AS A CONDITION PRECEDENT TO BUYER EXERCISING ANY RIGHT IT MAY HAVE TO BRING AN ACTION FOR SPECIFIC PERFORMANCE HEREUNDER, BUYER MUST COMMENCE SUCH AN ACTION WITHIN SIXTY (60) DAYS AFTER THE SCHEDULED CLOSING DATE. BUYER AGREES THAT ITS FAILURE TO TIMELY COMMENCE SUCH AN ACTION FOR SPECIFIC PERFORMANCE WITHIN SUCH SIXTY (60) DAY PERIOD SHALL BE DEEMED A WAIVER BY IT OF ITS RIGHT TO COMMENCE AN ACTION FOR SPECIFIC PERFORMANCE AS WELL AS A WAIVER BY IT OF ANY RIGHT IT MAY HAVE TO FILE OR RECORD A NOTICE OF LIS PENDENS OR NOTICE OF PENDENCY OF ACTION OR SIMILAR NOTICE AGAINST ANY PORTION OF THE PROPERTY, IN WHICH EVENT BUYER SHALL HAVE BEEN DEEMED TO HAVE ELECTED THE REMEDIES IN SUBSECTION (II) ABOVE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SECTION 8.2, (A) THE SIXTY (60) DAY PERIOD PROVIDED FOR IN THIS SECTION SHALL BE DEEMED TO BE AUTOMATICALLY EXTENDED BY A PERIOD OF TIME EQUAL TO THE PERIOD DURING WHICH BUYER IS PREVENTED OR BARRED FROM COMMENCING AN ACTION FOR SPECIFIC PERFORMANCE AS A RESULT OF ANY STATUTE, RULE, COURT ORDER, BANKRUPTCY STAY, OR SIMILAR ENACTMENT OR ACTION (REFERRED TO COLLECTIVELY AS A “STAY”), PROVIDED THAT BUYER IS ACTING IN A REASONABLY DILIGENT MANNER TO OBTAIN RELIEF FROM THE EFFECT OF SUCH STAY; AND (B) IF PROSECUTION OF AN ACTION FOR SPECIFIC PERFORMANCE BY BUYER TO ENFORCE THIS AGREEMENT IS NOT REASONABLY PRACTICABLE BECAUSE SELLER HAS TRANSFERRED OR OTHERWISE DISPOSED OF THE PROPERTY OR A MATERIAL PART OF THE PROPERTY OR ENGAGED IN ANY OTHER INTENTIONAL ACT THAT RENDERS SPECIFIC PERFORMANCE UNAVAILABLE AS OF THE DATE THAT BUYER COMMENCES AN ACTION FOR SPECIFIC PERFORMANCE (PROVIDED

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THAT SUCH ACTION IS COMMENCED WITHIN THE TIME PERIOD PERMITTED BY THIS SECTION), THEN BUYER SHALL BE ENTITLED TO EXERCISE ANY AND ALL OF ITS LEGAL AND EQUITABLE RIGHTS AND REMEDIES ARISING OUT OF ANY BREACH BY SELLER OF ITS OBLIGATION TO SELL THE PROPERTY TO BUYER IN ACCORDANCE WITH THIS AGREEMENT. FOR PURPOSES OF THIS AGREEMENT, “BUYER’S REIMBURSABLE DUE DILIGENCE EXPENSES” SHALL MEAN THE ACTUAL EXPENSES INCURRED BY BUYER AND PAID (A) TO BUYER’S ATTORNEYS IN CONNECTION WITH THE NEGOTIATION OF THIS AGREEMENT OR THE PROPOSED PURCHASE OF THE PROPERTY, (B) TO THIRD PARTY CONSULTANTS IN CONNECTION WITH THE PERFORMANCE OF EXAMINATIONS, INSPECTIONS AND/OR INVESTIGATIONS OF THE PROPERTY, AND (C) TO OR FOR THE BENEFIT OF ANY POTENTIAL LENDER IN CONNECTION WITH ANY PROPOSED FINANCING OF THE PROPERTY, PROVIDED, HOWEVER, (I) IN NO EVENT SHALL SELLER BE OBLIGATED UNDER THIS AGREEMENT TO REIMBURSE BUYER FOR BUYER’S REIMBURSABLE DUE DILIGENCE EXPENSES (IN THE AGGREGATE) IN EXCESS OF FIFTY THOUSAND NO/100 DOLLARS ($50,000.00)] PLUS, ANY ACTUAL NON-REFUNDABLE RATE LOCK, SPREAD LOCK OR SIMILAR DEPOSIT OR PURCHASE PRICE OF ANY RATE CAP OR SWAP MADE BY BUYER NOT EARLIER THAN FIVE (5) BUSINESS DAYS PRIOR TO THE THEN SCHEDULED CLOSING DATE (BUT ONLY IF THE BREACH OR OTHER DEFAULT OCCURS OR IS FIRST DISCOVERED BY BUYER AFTER BUYER HAS POSTED ANY SUCH DEPOSIT OR PURCHASED SUCH CAP/SWAP) AND (II) SELLER’S OBLIGATION HEREUNDER TO REIMBURSE BUYER FOR BUYER’S REIMBURSABLE DUE DILIGENCE EXPENSES SHALL RELATE ONLY TO BUYER’S REIMBURSABLE DUE DILIGENCE EXPENSES WITH RESPECT TO WHICH BUYER DELIVERS TO SELLER A THIRD-PARTY INVOICE (WITH REASONABLE SUPPORTING INFORMATION AND DOCUMENTATION AND EVIDENCE OF PAYMENT) WITHIN THIRTY (30) DAYS AFTER THE DATE ON WHICH BUYER GIVES SELLER WRITTEN NOTICE OF BUYER’S TERMINATION OF THIS AGREEMENT.

Buyer's Initials	DD	Sellers's Initials	RS

[SIGNATURES FOLLOW ON NEXT PAGE.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.

SELLER:

Bristol Village Apartments, LLC,
a Delaware limited liability company

By:         Bristol Village Apartment Partners, LLC,
                a Delaware limited liability company
Its:          Sole Member

                By:          BCE Opportunity Fund II, LLC
                                a Delaware limited liability company
                Its:          Managing Member

                                By:          BCEOF II Manager, LLC,
                                                a Delaware limited liability company
                                Its:          Manager

                                                By:          Benedict Canyon Equities, Inc.,
                                                                a California corporation
                                                Its:          Manager

                                                                By:       _/s/ Ryan Somers____
                                                                Name:  Ryan Somers
                                                                Title:    President

BUYER:

Steadfast Asset Holdings, Inc.,
a California corporation

By:	_/s/ Dinesh Davar_____
Name:    Dinesh Davar
Title:   Chief Financial Officer

SIGNATURE PAGE TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
4555356.6

The undersigned joins in the execution of this Agreement in order to acknowledge its agreement to act as Escrow Agent under the terms of this Agreement.

ESCROW AGENT:
FIDELITY NATIONAL TITLE INSURANCE
COMPANY

By:	/s/ Lindsey Mann_________
Name:	Lindsey Mann___________
Title:	Commercial Escrow Officer

SIGNATURE PAGE TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE
4555356.6

EXHIBIT LIST

A    -    Legal Description of Real Property

B    -    List of Personal Property

C    -    Form of Special Warranty Deed

D    -    Form of Bill of Sale and Assignment

E    -    Form of Assignment and Assumption of Leases

F    -    Form of Assignment and Assumption of Contracts

G    -    Form of Notice to Tenants

H    -    Form of FIRPTA Affidavit

I    -    List of Property Materials

J    -    List of Service Contracts

K    -    Disclosure List

L    -    Rent Roll

EXHIBIT “A”

LEGAL DESCRIPTION OF REAL PROPERTY

Lot 3, Block 1, and Tract A, Bristol Village North Subdivision Filing No. 1, according to the plat thereof recorded October 3, 2002 at Reception NO. B2187151, County of Arapahoe, State of Colorado.

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EXHIBIT “B”

LIST OF PERSONAL PROPERTY

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Bristol Village Personal Property List
Clubhouse Inventory 10.06.16
4 white leather chairs
1 sofa table
2 rugs area
2 Mac computers
1 small trash can
2 computer chairs
1 large table with 6 chairs (1 broken chair)
3 tall white chairs
1 Starbucks coffee machine
1 couch
2 chairs
1 decorative cabinet
3 tall tables
6 tall blue chairs
1 large stainless steel trash can
2 books
1 game
3 tv's
25 decorations
1 piece of wall art
2 decorative mirrors
2 large floor decorations
Coffee table
1 small wooden end table
2 small white end tables
2 Floor Mats
1 Microwave
2 Mini Fridges

Bristol Village Personal Property List

Garage Inventory 10.06.16

Leasing Cart with charger, file storage
Reno appliances- 2 microwaves, 2 dishwashers (out of box)
Old items from former model- chairs, pictures, plants, and lamps
Old office furniture
Old appliances from classic units, pool cover, renovation kits supplies
Appliance hand truck
two snow blowers (one doesn't work), ice melt, snow shovels, wood trim
Golf cart, 2 backpack vacs (1 does not work), backpack blower, paint, housekeeping cart, shovel, rake, 1 hand truck, 1 golf cart charger, 1 fridge

Office Inventory
3 desks
6 chairs
3 computer chairs
1 large tall table with 4 chairs
1 sofa table
1 small round table
2 low chairs
3 real plants
1 check scanner
2 filing cabinets- 2 drawer
5 drawer cabinets
1 Key track machine
1 copier/printer
1 key cabinet
2 tall filling cabinets
1 small laser jet printer
3 pieces of wall art

Bristol Village Personal Property List

Pool Inventory 10.06.16
15 planters
1 Storage bin
3 large metal trash cans. 1 plastic trash can
1 gas grill
1 Coca Cola machine
2 pool cleaning tools
1 life saving device
3 BV mats
1 smoker putpost
8 oversized chairs
2 couches
2 fire pits
18 lounge chairs
14 small round tables
5 large round tables
20 chairs
2 tall tables
8 tall chairs
5 umbrellas
Office by pool 10.06.16
1 Computer
1 Flammable liquid storage cabinet
1 Key machine
1 Grinder
Pool chemicals

Bristol Village Personal Property List

Shop Inventory 10.06.16
Basic apartment supplies
HVAC gauges (doesn't work)
1 Scale for HVAC
1 Vac pump
1 Air compressor
1 Shop vac
2 golf carts with chargers

Fitness Center Inventory 10.06.16
1 TV
2 treadmills
2 ellipticals
1 matrix strength machine
1 Expresso bike
1 row machine
2 benches
1 punching bag(broken)
1 jump rope
1 yoga mat
1 set of fit balls on a rack
1 Klean up wipe station
1 weight rack
12 sets of free weights (5-50 pounds)

EXHIBIT “C”

SPECIAL WARRANTY DEED
After Recording Return to:

_______________________

_______________________

_______________________

_______________________

(Space above this line is for recorder's use

SPECIAL WARRANTY DEED
This Special Warranty Deed (this “Deed”) is made on this ___ day of __________, 2016. BRISTOL VILLAGE APARTMENTS, LLC, a Delaware limited liability company, whose address is c/o Benedict Canyon Equities, Inc., 15315 Magnolia Boulevard, Suite 301, Sherman Oaks, California 91403 (“Grantor”), for and in consideration of the payment of Ten and No/100 Dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby sell and convey to _______________________, a _________________________ (“Grantee”), whose address is _________________________, all of its right, title and interest in and to the following described real property, to-wit:
See Exhibit 1 attached hereto and incorporated herein by this reference;
Subject to all taxes and other assessments, reservations in patents and all easements, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities as may appear of record, any matters that a survey or inspection of the property would disclose, all zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting or regulating the use, occupancy or enjoyment of the property;
With all its appurtenances and warrants the title against all persons lawfully claiming under Grantor, subject to the matters set forth above.
[Signature Page Immediately Follows]

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IN WITNESS WHEREOF, Grantor has executed this Deed as of the date first set forth above.
GRANTOR:

Bristol Village Apartments, LLC,
a Delaware limited liability company

By:    Bristol Village Apartment Partners, LLC,
a Delaware limited liability company
Its:    Sole Member

By:    BCE Opportunity Fund II, LLC
a Delaware limited liability company
Its:    Managing Member

By:    BCEOF II Manager, LLC,
a Delaware limited liability company
Its:    Manager

By:    Benedict Canyon Equities, Inc.,
a California corporation
Its:    Manager

By:_________________________
Name:    Ryan Somers
Title:        President

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STATE OF CALIFORNIA	)
) SS.
COUNTY OF LOS ANGELES	)

The foregoing instrument was acknowledged before me this ___ day of ______________, 2016 by Ryan Somers, as President of Benedict Canyon Equities, Inc., a California corporation, as the Manager of BCEOF II Manager, LLC, a Delaware limited liability company, as the Manager of BCE Opportunity Fund II, LLC, a Delaware limited liability company, as the Managing Member of Bristol Village Apartment Partners, LLC, a Delaware limited liability company, as the Sole Member of Bristol Village Apartments, LLC, a Delaware limited liability company.

Witness my hand and official seal

My commission expires: ___________________

________________________________
Notary

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Exhibit 1
to
Special Warranty Deed
Legal Description
Lot 3, Block 1, and Tract A, Bristol Village North Subdivision Filing No. 1, according to the plat thereof recorded October 3, 2002 at Reception NO. B2187151, County of Arapahoe, State of Colorado.

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EXHIBIT “D”

BILL OF SALE AND ASSIGNMENT

For valuable consideration, receipt of which is hereby acknowledged, Bristol Village Apartments, LLC, a Delaware limited liability company (“Seller”), hereby sells, conveys, and assigns to ___________________________________ (“Buyer”), with no representation or warranty of any kind or nature whatsoever other than as set forth in the Purchase Agreement (as defined below) (initially capitalized terms used herein shall have the meanings given to such terms in the Purchase Agreement), the following:

1)All Improvements currently located on the improved real property located in the City of Aurora, County of Arapahoe, Colorado commonly known as Bristol Village Apartment Homes and more particularly described on Exhibit “A” attached hereto (including all appurtenances thereto, the “Real Property”), including, without limitation, 240 apartment units plus amenities, all other buildings and structures currently located on the Real Property, all apparatus, equipment and appliances used in connection with the operation or occupancy thereof, such as heating and air conditioning and mechanical systems and facilities used to provide any utility or fire safety services, parking services, refrigeration, ventilation, trash disposal, recreation services, and other services thereto;

2)    The Personal Property more particularly described on Exhibit “B” attached hereto; and

3)    All Intangible Property. The Improvements, the Personal Property and the Intangible Property are collectively referred to herein as the “Assets”.

Seller agrees that Seller will, at the written request of Buyer, from time to time, execute and deliver to Buyer, at no cost or expense to Seller, all other and further instruments necessary to vest in Buyer any of Seller’s right, title and interest in or to any of the Assets.

This Bill of Sale and Assignment has been executed and delivered in connection with that certain Agreement for Purchase and Sale of Real Estate dated as of October ____, 2016, by and between Seller and Buyer’s predecessor-in-interest, in connection with the sale of the Real Property (as amended, the “Purchase Agreement”). This Bill of Sale and Assignment shall be effective as of the date hereof.

Seller’s liability under this Bill of Sale and Assignment shall be subject to the limitations provided for in Section 3.3 of the Purchase Agreement.

[SIGNATURE FOLLOWS ON NEXT PAGE.]

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IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of the ____ day of ____________, 20___.

SELLER:

Bristol Village Apartments, LLC,
a Delaware limited liability company

By:          Bristol Village Apartment Partners, LLC,
                a Delaware limited liability company
Its:          Sole Member

                By:          BCE Opportunity Fund II, LLC
                                a Delaware limited liability company
                Its:          Managing Member

                                By:          BCEOF II Manager, LLC,
                                                a Delaware limited liability company
                                Its:          Manager

                                                By:          Benedict Canyon Equities, Inc.,
                                                                a California corporation
                                                Its:          Manager

                                                                By:       ___________________
                                                                Name:  Ryan Somers
    Title:    President

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EXHIBIT “E”

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of this ____ day of _______, 2016, by and between Bristol Village Apartments, LLC, a Delaware limited liability company (“Assignor”), and ____________________________ (“Assignee”), with reference to the following:

RECITALS

WHEREAS, Assignor is the landlord under the leases described on Exhibit “A” attached hereto (the “Leases”) which relate to portions of the real property described on Exhibit “B” attached hereto which is located in the City of Aurora, County of Arapahoe, Colorado and is commonly known as Bristol Village Apartment Homes (the “Property”); and

WHEREAS, pursuant to that certain Agreement for Purchase and Sale of Real Estate dated as of __________, 2016, (the “Purchase Agreement”), Assignor has agreed to convey the Property to Assignee, and in connection therewith, Assignor has agreed to assign and Assignee has agreed to assume, without representation or warranty of any kind or nature whatsoever, express or implied, the Leases. Assignee has further agreed to assume the liability for the Security Deposits (defined below) and other payments made by the tenants under the Leases to the fullest extent of the credit received by Buyer from Seller on the date hereof.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.    This Assignment shall be effective for all purposes on the date first written above (the “Effective Date”).

2.    Assignor does hereby sell, assign, transfer, convey, set over and deliver to Assignee, without representation or warranty of any kind or nature whatsoever, express or implied other than those representations and warranties made by Seller in Section 3.1 of the Purchase Agreement, the Leases and all security deposits due or owing to tenants under the Leases to the fullest extent of the credit received by Buyer from Seller on the date hereof (the “Security Deposits”).

3.    Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees, accruing prior to the Effective Date and arising out of a default by Assignor under the Leases, except as related to the Security Deposits transferred by Assignor to Assignee hereunder.

4.    Assignee assumes from and after the Effective Date all of Assignor’s obligations as landlord under the Leases accruing from and after the Effective Date, but not otherwise, and with respect to the Security Deposits given to Assignor by tenants under the Leases and transferred by Assignor to Assignee hereunder, regardless of when accrued.

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5.    Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys’ fees, accruing from and after to the Effective Date and arising out of a default by Assignee under the Leases, and relating to the Security Deposits transferred by Assignor to Assignee hereunder, regardless of when accrued. Notwithstanding the foregoing, Assignee shall have no obligation to indemnify, defend, protect or hold Assignor harmless for any claim made by a tenant post-closing that relates to a physical condition existing at the Property that was in existence on the Closing Date.

6.    If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Assignment or for damages by reason of any alleged breach of this Assignment or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs incurred.

7.    This Assignment (a) shall be binding on, and inure to the benefit of the parties hereto, and their successors in interest and assigns, (b) shall be governed by and construed in accordance with the laws of the State of Colorado, and (c) may be executed in several counterparts, all of which taken together shall be deemed the original.

8.    Assignor agrees that Assignor will, at the written request of Assignee and at no cost, expense or liability to Assignor, execute and deliver to Assignee all other and further instruments necessary to vest in Assignee any of Assignor’s right, title and interest in or to any of the Leases.

9.    Assignor’s liability under this Assignment shall be subject to the limitations provided for in Section 3.3 of the Purchase Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

[SIGNATURE FOLLOWS ON NEXT PAGE.]

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ASSIGNOR:

Bristol Village Apartments, LLC,
a Delaware limited liability company

By:          Bristol Village Apartment Partners, LLC,
                a Delaware limited liability company
Its:          Sole Member

                By:          BCE Opportunity Fund II, LLC
                                a Delaware limited liability company
                Its:          Managing Member

                                By:          BCEOF II Manager, LLC,
                                                a Delaware limited liability company
                                Its:          Manager

                                                By:          Benedict Canyon Equities, Inc.,
                                                                a California corporation
                                                Its:          Manager

                                                                By:       ___________________
                                                                Name:  Ryan Somers
                                                                Title:    President

ASSIGNEE:

[INSERT SIGNATURE BLOCK]

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EXHIBIT “F”

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made and entered into as of this ____ day of _______, 20___, by and between Bristol Village Apartments, LLC, a Delaware limited liability company (“Assignor”), and ______________________________ (“Assignee”), with reference to the following:

RECITALS

WHEREAS, Assignor is a party to each of those agreements, documents or contracts described on Exhibit “A” attached hereto (collectively, the “Contracts”) which relate to that certain improved real property located in the City of Aurora, County of Arapahoe, Colorado and commonly known as Bristol Village Apartment Homes (the “Property”); and

WHEREAS, pursuant to that certain Agreement for Purchase and Sale of Real Estate dated as of __________, 2016 (the “Purchase Agreement”), Assignor has agreed to convey the Property to Assignee, and in connection therewith, Assignor has agreed to assign and Assignee has agreed to assume, without representation or warranty of any kind or nature whatsoever, express or implied, except as set forth in the Purchase Agreement, the Contracts.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.    This Assignment shall be effective for all purposes upon the date first written above (the “Effective Date”).

2.    Assignor does hereby sell, assign, transfer, convey, set over and deliver to Assignee, without representation or warranty of any kind or nature whatsoever, express or implied other than those representations and warranties made by Seller in Section 3.1 of the Purchase Agreement, all of Assignor’s right, title and interest in and to the Contracts. Assignee hereby understands and agrees that some or all of the Contracts may be terminable upon such assignment or assignable only upon obtaining the appropriate consent of the other party to the Contracts.

3.    Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, liabilities, damages and expenses, including, without limitation, reasonable attorneys’ fees, accruing prior to the Effective Date and arising out of a default by Assignor under the Contracts.

4.    Assignee hereby assumes as of and from the Effective Date all of Assignor’s obligations, covenants and duties under the Contracts accruing from and after the Effective Date.

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5.    Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys’ fees, accruing on or after the Effective Date and arising out of a default by Assignor under the Contracts.

6.    If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Assignment or for damages by reason of any alleged breach of this Assignment or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and court costs incurred.

7.    This Assignment (a) shall be binding on, and inure to the benefit of the parties hereto, and their successors in interest and assigns, (b) shall be governed by and construed in accordance with the laws of the State of Colorado, and (c) may be executed in several counterparts, all of which taken together shall be deemed the original.

8.    Assignor agrees that Assignor will, at the written request of Assignee and at no cost, expense or liability to Assignor, execute and deliver to Assignee all other and further instruments necessary to vest in Assignee any of Assignor’s right, title and interest in or to any of the Contracts.

9.    Assignor’s liability under this Assignment shall be subject to the limitations provided for in Section 3.3 of the Purchase Agreement.

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

[SIGNATURES FOLLOW ON NEXT PAGE.]

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ASSIGNOR:

Bristol Village Apartments, LLC,
a Delaware limited liability company

By:          Bristol Village Apartment Partners, LLC,
                a Delaware limited liability company
Its:          Sole Member

                By:          BCE Opportunity Fund II, LLC
                                a Delaware limited liability company
                Its:          Managing Member

                                By:          BCEOF II Manager, LLC,
                                                a Delaware limited liability company
                                Its:          Manager

                                                By:          Benedict Canyon Equities, Inc.,
                                                                a California corporation
                                                Its:          Manager

                                                                By:       ___________________
                                                                Name:  Ryan Somers
                                                                Title:    President

ASSIGNEE:

[INSERT SIGNATURE BLOCK]

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EXHIBIT “G”

NOTICE TO TENANTS
____________, 20___

TO:	All Valued Residents of __________________

Re:	Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as _________________, [**ADDRESS**] (“Property”) has this date been sold and the ownership transferred.

In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to [**COMMUNITY NAME**] and mailed to [**COMMUNITY LEASING OFFICE ADDRESS**]. In addition, all questions or other matters regarding your lease should be directed to the property manager at [**COMMUNITY LEASING OFFICE PHONE NUMBER**].

Thank you for your cooperation.

Sincerely,

Bristol Village Apartments, LLC, a Delaware Limited
liability company

By:	_________________________
Name:	_________________________
Title:	Property Management Agent

_______________________, a Delaware limited liability company

By: Name: Its:

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EXHIBIT “H”

FIRPTA AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that the withholding of tax is not required upon the disposition of a U.S. real property interest, the undersigned, Bristol Village Apartments, LLC, a Delaware limited liability company (“Transferor”), hereby certifies to __________________________ (“Transferee”), the following:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.	Transferor’s U.S. tax identification number is ___________________; and

4.	Transferor’s address is: ___________________________________________________.

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalty of perjury, the undersigned declares that it has examined this affidavit and, to the best of its knowledge and belief, it is true, correct and complete, and the undersigned further declares that the person signing below has the authority to sign this document on behalf of Transferor.

[SIGNATURE FOLLOWS ON NEXT PAGE.]

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TRANSFEROR:

Bristol Village Apartments, LLC,
a Delaware limited liability company

By:          Bristol Village Apartment Partners, LLC,
                a Delaware limited liability company
Its:          Sole Member

                By:          BCE Opportunity Fund II, LLC
                                a Delaware limited liability company
                Its:          Managing Member

                                By:          BCEOF II Manager, LLC,
                                                a Delaware limited liability company
                                Its:          Manager

                                                By:          Benedict Canyon Equities, Inc.,
                                                                a California corporation
                                                Its:          Manager

                                                                By:       ___________________
                                                                Name:  Ryan Somers
                                                                Title:    President

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EXHIBIT “I”

LIST OF PROPERTY MATERIALS

IN ALL INSTANCES, THE FOLLOWING MATERIALS WILL BE DELIVERED ONLY TO THE EXTENT THE SAME EXIST AND ARE IN SELLER’S OR ITS PROPERTY MANAGEMENT AGENT’S POSSESSION OR REASONABLE CONTROL.

(a)	Seller’s form of residential lease agreement used at the Property;

(b)	Copies of all Property Contracts and any equipment leases for the Property;

(c)	Copies of all Leases for the Property (available at the Property);

(d)	A copy of the existing owner’s policy of title insurance;

(e)	A copy of the Existing Survey,

(f)	To the extent in Seller’s possession, copies of all as-built building plans for the Property and unit floor plans;

(g)	To the extent in Seller’s possession, copies of all termite reports;

(h)	To the extent in Seller’s possession, copies of ad valorem real property and personal property tax valuation statements and tax bills for the two years prior to 2016;

(i)
Operating statements for the Property for all years that Seller has owned the Property including, without limitation, for the two full calendar years prior to 2016, and year-to-date 2016, including capital expenditures; Seller represents that all of the above-described operating statements exist and are in Seller possession or control;

(j)	Current Rent Roll and Apartment Mix for the Property, which information will be updated as requested by Prospective Purchaser;

(k)	Copies of utility bills for the Property for 2015, and YTD 2016;

(l)	To the extent in Seller’s possession, copies of all environmental reports for the Property (including any Phase I and Phase II, if applicable);

(m)	A list of all Personal Property at the Property;

(n)	Work order history for 2014, 2015 and YTD 2016, to the extent available at the property;

(o)	Copies of the most recent Property Condition Assessment Report, Engineering and/or Inspection Reports;

(p)	Insurance loss run reports (3 Years), to the extent available;

(q)	Notices of violation from any applicable authority, to the extent available;

(r)	General Ledger, prior year, most recent quarter-end & YTD (in Excel format); and

(s)	Such additional documents and materials as Potential Purchaser reasonably requests be provided by Seller.

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EXHIBIT “J”
LIST OF SERVICE CONTRACTS

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EXHIBIT “K”

DISCLOSURE LIST

NONE

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EXHIBIT “L”

RENT ROLL

[INTENTIONALLY OMITTED]

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